                                                                Exhibit 10.61


                                    AGREEMENT

                                       FOR

                            OPERATION AND MAINTENANCE

                                     OF THE

                          SCRUBGRASS COGENERATION PLANT

                                     BETWEEN

                       SCRUBGRASS GENERATING COMPANY, L.P.

                                       AND

                            BECHTEL POWER CORPORATION





                         DATED AS OF DECEMBER 21, 1990

                               TABLE OF CONTENTS
                               ------------------


ARTICLE I           DEFINITIONS ..............................................1

ARTICLE II          CONTRACT DOCUMENTS .......................................6

   2.1              Documents Included .......................................6

ARTICLE III         DESIGNATION OF OPERATOR ..................................6

   3.1              Engagement of Operator ...................................6
   3.2              Control of Facility ......................................7
   3.3              Responsibilities Prior to Facility Turnover ..............7
   3.4              Preoperational Phase-In Plan .............................8
   3.5              Access and Independent Engineer ..........................8

ARTICLE IV          TERM .....................................................9

   4.1              Term .....................................................9
   4.2              Facility Return at End of Term ...........................9
   4.3              Subsequent Operator Training .............................9

ARTICLE V           COMPENSATION AND PAYMENT... .............................10

ARTICLE VI          OWNER FURNISHED SUPPLIES, SERVICES
                    AND MATERIALS ...........................................10

   6.1              Fuel ....................................................10
   6.2              Limestone ...............................................10
   6.3              Intake and Discharge Water ..............................10
   6.4              Steam and Condensate ....................................10
   6.5              Initial Inventory .......................................10
   6.6              Electricity .............................................10
   6.7              Mobile Equipment ........................................11
   6.8              Ash and Waste Products ..................................11
   6.9              Fuel Oil ................................................11

ARTICLE VII         OPERATING PERSONNEL AND USE OF
                    SUBCONTRACTORS ..........................................11

   7.1              Operator's Employees ....................................11
   7.2              Operator's Professional and Managerial Personnel ........11
   7.3              Confidentiality .........................................11

   7.4              Subcontractors ..........................................12

ARTICLE VIII        LIABILITY ...............................................12

   8.1              Performance of Services .................................12
   8.2              Liability for Loss or Damage ............................13
   8.3              Target Budget Overruns ..................................13
   8.4              Operator Total Annual Aggregate Liability ...............13
   8.5              Disclaimer ..............................................13
   8.6              Applicability of Liability Limitation ...................13
   8.7              Consequential Damages ...................................14

ARTICLE IX          INSURANCE ...............................................14

   9.1              Operator Insurance ......................................14
   9.2              Owner Insurance .........................................14
   9.3              Form and Content ........................................15
 .
ARTICLE X           TERMINATION .............................................16

   10.1             Termination by Either Party Due to Bankruptcy ...........16
   10.2             Termination by Operator .................................17
   10.3             Termination Fee In the Event of Operator Termination ....17
   10.4             Termination by Owner ....................................17
   10.5             Strike by Operator's Personnel ..........................18
   10.6             Facility Viability ......................................18
   10.7             Proration ...............................................18

ARTICLE XI          OPERATING PLAN AND OPERATOR'S BUDGET ....................18

   11.1             Operating Plan and Operator's Budget ....................18
   11.2             Contingency .............................................20
   11.3             Operator's Budget Committee .............................20
   11.4             Overruns ................................................21
   11.5             Significant Orders or Service Contracts .................21

ARTICLE XII         RECORDS AND REPORTING ...................................21

   12.1             Accounting ..............................................21
   12.2             Monthly Reports .........................................21
   12.3             Annual Report ...........................................22
   12.4             Operating Records .......................................22
   12.5             Technical Records .......................................23
   12.6             Governmental Permits ....................................23
   12.7             Reports Requested by Owner ..............................23

ARTICLE XIII        PROCUREMENT OF SUPPLIES, SERVICES,
                    MATERIALS AND SPARE PARTS ...............................23

   13.1             Procurement .............................................23
   13.2             Inventory ...............................................23
   13.3             Inspection ..............................................24
   13.4             Storage .................................................24
   13.5             Physical Inventory ......................................24

ARTICLE XIV         GENERAL .................................................24

   14.1             Notice ..................................................24
   14.2             Successors and Assigns ..................................24
   14.3             Dispute Resolution ......................................25
   14.4             Invalid Provisions ......................................25
   14.5             Publicity ...............................................25
   14.6             Changed Conditions ......................................26
   14.7             Environmental Liability .................................26
   14.8             Counterparts ............................................26
   14.9             Force Majeure ...........................................27
   14.10            Independent Contractor ..................................27
   14.11            Operator's Indemnity ....................................27
   14.12            Indemnification for Fines and Penalties .................27
   14.13            Owner's Indemnity .......................................28
   14.14            Amendments and Waivers ..................................28
   14.15            Governing Law ...........................................28
   14.16            Survival ................................................28

                                    EXHIBITS

Exhibit A   -  Services

Exhibit B   -  Compensation and Payment

Exhibit C   -  Preoperational Phase-In Plan

Exhibit D   -  Acceptable Fuel

Exhibit E   -  Acceptable Limestone

Exhibit F   -  Permits, Licenses and other Governmental Approvals

Exhibit G   -  Preliminary Estimate of O&M Budget

Exhibit H   -  Form of Promissory Note

                       OPERATION AND MAINTENANCE AGREEMENT

     THIS OPERATION AND MAINTENANCE AGREEMENT ("Agreement") is made and entered into as of the 21st day of December, 1990 by and between Bechtel Power Corporation ("Operator") and Scrubgrass Generating Company, L.P. ("Owner").

                                    PREMISES
                                    --------

     WHEREAS, Owner and Bechtel Power Corporation, a Nevada corporation ("Contractor"), have entered into an Engineering, Procurement, and Construction Contract (the "Construction Contract") pursuant to which Contractor 511 serve as the Contractor in the design and construction of an approximately 80 MW (net) cogeneration facility (the "Facility") to be built in Scrubgrass Township near Kennerdell, Pennsylvania; and

     WHEREAS, Owner has entered into a Power Purchase Agreement with Pennsylvania Electric Company ("Penelec") dated as of August 7, 1987, as may be amended from time to time (the "Power Purchase Agreement"), pursuant to which Owner shall sell to Penelec electrical energy generated by the Facility; and

     WHEREAS, Owner will cause to be constructed an approximately twelve acre glass enclosed greenhouse ("Greenhouse") adjacent to the Facility; and

     WHEREAS, Owner will enter into a Steam Purchase and Sale Contract (the "Steam Sales Agreement"), with a company experienced in greenhouse operations (the "Greenhouse Operator") who will undertake the operation of the Greenhouse, pursuant to which Steam Sales Agreement Owner shall supply the Greenhouse steam requirements; and

     WHEREAS, Owner desires the services of an operator to provide operation and maintenance services for the Facility; and

     WHEREAS, Operator desires to provide operation and maintenance services for the Facility in accordance with the terms and conditions stated herein;

     NOW, THEREFORE, in consideration of the above stated premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Unless indicated otherwise herein and unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings specified in this Article I. The plural and the singular shall each include the other, as the context requires.

     Acceptable Fuel. Bituminous waste fuel (known as gob) which meets the
     ---------------
requirements set forth in Exhibit D attached hereto and made a part hereof

     Acceptable Limestone. Limestone which meets the requirements set forth in
     --------------------
Exhibit E attached hereto and made a part hereof.

     Affiliate. Affiliate shall be defined as in Appendix I to the Participation
     ---------
Agreement and shall include more particularly the partnership or other entity created by Operator and PG&E Operating Services Company to operate the Facility.

     Agent. Agent shall be defined as in the Preamble to the Reimbursement and
     -----
Loan Agreement.

     Base Fee. The Base fee shall be as defined in Section 2 of Exhibit B,
     --------
hereto.

     Bonus Fee. The Bonus Fee shall be as defined in Section 2 of Exhibit B,
     ---------
hereto.

     Calendar Year. The period from January 1 through December 31.
     -------------

     Construction Contract. The contract entered into by and between Owner and
     ---------------------
Contractor, dated as of December 21, 1990, as may be amended from time to time, for engineering, procurement and construction of the Facility.

     Contract Year. The Calendar Year (or portion thereof).
     -------------

     Contractor. Bechtel Power Corporation.
     ----------

     Disbursement and Security Agreement. The disbursement and security
     -----------------------------------
amendment among Scrubgrass Generating Company, L.P., as Lessor, Buzzard Power Corporation, as Lessee, Bankers Trust Company as Disbursement Agent, and National Westminster Bank, PLC, as Agent, dated as of December 15,1990.

     Employee Incentive Payment. Employee Incentive Payment shall be defined as
     --------------------------
in Section 2 of Exhibit B, hereto.

     Employee Safety Bonus. Employee Safety Bonus shall be defined as in Section
     ---------------------
2 of Exhibit B, hereto.

     Facility. Facility shall be as defined in Appendix I to the Participation
     --------
Agreement.

     Facility Site. Facility Site shall be as defined in Appendix I to the
     -------------
Participation Agreement.

     Facility Site Boundary. The boundary of that portion of the Site on which
     ----------------------
the Facility is located.

     Facility Turnover. Facility Turnover shall be defined as the term
     -----------------
"Turnover" in Section 13.5 of the Construction Contract.

     Final Completion. Final Completion shall be as defined in Section 13.6 of
     ----------------
the Construction Contract.

     Force Majeure. Any event beyond the reasonable control of the affected
     -------------
party (other than the failure to make a payment hereunder), including, without limitation, flood, lightening, fire, explosion, war, riot, civil disturbances, strikes or other labor action, whether or not at the Facility, nuclear emergency or similar cataclysmic event, or changes of law with materially adverse financial impact.

     Greenhouse. Greenhouse shall be defined as in Appendix I to the
     ----------
Participation Agreement.

     Greenhouse Operator. Greenhouse Operator shall be defined as in Appendix I
     -------------------
to the Participation Agreement.

     Greenhouse Site. Greenhouse Site shall be defined as in Appendix I to the
     ---------------
Participation Agreement.

     Independent Engineer. Independent Engineer shall be defined as in Article I
     --------------------
to the Reimbursement and Loan Agreement.

     Lender. The bank or other financial institution providing construction and
     ------
permanent financing for the Facility.

     Lessee. Lessee shall be defined as in Appendix I to the Participation
     ------
Agreement.

     Lessor. Lessor shall be defined as in Appendix I to the Participation
     ------
Agreement.

     Majority Banks. Majority Banks shall be defined as in Article I to the
     --------------
Reimbursement and Loan Agreement.

     Manager. Manager shall be defined as set forth in Section 3.1 of this
     -------
Agreement.

     Major Maintenance. The term "Major Maintenance" shall mean (x) repair or
     -----------------
refurbishment of equipment, the failure of which results in forced outages, or
(y) other
events or activities of repair or refurbishment of equipment which require services, expertise or capabilities beyond that of the Operator's regularly assigned staff.

     Major Overhaul. shall mean the complete disassembly and overhaul of the
     --------------
turbine-generator as recommended by the turbine-generator supplier and scheduled to occur at approximately five- to six-year intervals.

     Net Total Capacity Factor. The term "Net Total Capacity Factor" shall be
     -------------------------
defined as set forth in Section 4 of Exhibit B, hereto.

     Operator. Operator shall be defined as set forth in the Preamble hereof.
     --------

     Operator's Budget. The annual Budget to be prepared by Operator in
     -----------------
accordance with Article XI and the accompanying Operating Plan each year, as it may be adjusted pursuant to the provisions of this Agreement, setting forth estimates of Recoverable Costs anticipated in connection with Operator's responsibilities hereunder for the Operator's Budget Year.

     Operator's Budget Year. The calendar Year, unless otherwise mutually
     ----------------------
agreed.

     Operator's Fees. The Base Fee, Bonus Fee, Employee Incentive Payment and
     ---------------
Employee Safety Bonus, all as specified in Exhibit B attached hereto and made a part hereof.

     Operating Plan. The plan Operator prepares in accordance with Article XI of
     --------------
this Agreement.

     O&M Manual. The Facility operations and maintenance manual prepared by
     ----------
Operator and approved by Owner and Lender's Independent Engineer as described in Exhibit A attached hereto and which description is made a part hereof, together with the documents and schedules described therein or required thereunder.

     Owner. Owner shall be defined as set forth in the Preamble hereof.
     -----

     Owner's Representative. Owner's designated representative, as set forth in
     ----------------------
Section 3.1, who shall be responsible for coordinating with Operator as required hereunder.

     Participation Agreement. The Participation Agreement shall be defined as in
     -----------------------
Appendix I to the Participation Agreement by and among the Venango County Development Authority, National Westminster Bank PLC, Owner, Lessor and Lessee dated as of December 15, 1990.

     Performance Tests. The term Performance Tests" shall have the meaning set
     -----------------
forth in Section 13.2 and Section 8.1 of Part I of the Construction Contract.

     Plant Manager. Operator's senior on-site supervisor, with overall
     -------------
responsibility for directing operation and maintenance Of the Facility.

     Power Purchase Agreement. Power Purchase Agreement shall be defined as in
     ------------------------
Appendix I to the Participation Agreement.

     Preoperational Phase-In. Prior to Substantial Completion, the mobilization
     -----------------------
of Operator, home office support, and commissioning and start up of the Facility by the Contractor, with the assistance of Operator under the Contractor's direction.

     Preoperational Phase-In Budget. The phase-In budget Operator prepares in
     ------------------------------
accordance with Article XI.

     Preoperational Phase-In Plan. The phase-in plan Operator prepares in
     ----------------------------
accordance with Article XI.

     Project Revenues. Project Revenues shall be defined as in Article I of the
     ----------------
Reimbursement and Loan Agreement.

     PURPA. Public Utility Regulatory Policies Act of 1978 and the regulations
     -----
promulgated thereunder, as amended from time to time.

     Recoverable Costs. All direct costs incurred by Operator in operating and
     -----------------
maintaining the Facility and otherwise in performing its obligations hereunder, as described in Exhibit B, attached hereto and made a part hereof.

     Reimbursement and Loan Agreement. The reimbursement and loan agreement
     --------------------------------
dated as of December 15,1990, by and among Scrubgrass Generating Company, I--P-, National Westminster Bank PLC, acting through its New York Branch' and the Banks listed on Schedule I thereto.

     Reserved Areas. Reserved Areas shall be as defined in Appendix I to the
     --------------
Participation Agreement.

     Services. The operation, maintenance, administration and management
     --------
services, and other duties and obligations of Operator hereunder and as set forth in Exhibit A attached hereto and made a part hereof.

     Site. Site shall be as defined in Appendix I to the Participation
     ----
Agreement.

     *** Planned Outage. Outages and scheduled extensions of planned outages as
         --------------
approved by Owner, which approval shall not be unreasonably withheld or delayed, where the removal of a unit from service to perform work on specific components is scheduled well in advance with a predetermined duration (e.g., annual overhaul, inspections, testing).

     Site Boundary. The boundary of the parcel of real property described in
     -------------
Exhibit B to the Lease, including the Facility Site, the Greenhouse Site and the Reserved Areas.

     Steam Sales Agreement. Steam Sales Agreement shall be defined as in
     ---------------------
Appendix I to the Participation Agreement which shall incorporate the material terms of such Agreement set forth in the Greenhouse business plan.

     Target Budget. That portion of the Operator's Budget subject to overrun or
     -------------
underrun determination, as set forth in Section 5 of Exhibit B.


                                   ARTICLE II
                               CONTRACT DOCUMENTS
                               ------------------


     2.1 Documents Included. This Agreement shall include the documents listed
         ------------------
below, which are hereby incorporated herein by reference. The exhibits listed below shall be governed by the general terms and conditions hereof.

         Exhibit A         Services

         Exhibit B         Compensation and Payment

         Exhibit C         Preoperational Phase-In Plan

         Exhibit D         Acceptable Fuel

         Exhibit E         Acceptable Limestone

         Exhibit F         Permits, Licenses and other Governmental Approvals

         Exhibit G         Preliminary Estimate of O&M Budget

         Exhibit H         Form of Promissory Note


                                  ARTICLE III
                            DESIGNATION OF OPERATOR
                            -----------------------

     3.1 Engagement of Operator. Owner hereby engages Operator to operate and
         ----------------------
maintain the Facility and to perform certain other duties as set forth herein. Operator accepts such engagement and agrees to perform the Services in accordance with the premises, terms, and conditions of this Agreement. Operator shall, when requested to or when otherwise necessary hereunder, consult with and report to the Owner's Representative. The Owner's Representative will have authority to speak on behalf of Owner and bind the Owner on matters which may arise under this Agreement, provided, that the Owner's Representative is not authorized to revise or amend this Agreement and his authority will be subject to other reasonable limitations communicated by Owner to Operator. Operator acknowledges that Owner has retained PG&E-Bechtel Generating Company (the "Manager"), a California general partnership, to manage the Facility as more fully set forth in the Management Services Agreement by and between Scrubgrass Generating Company, L.P. and PG&E-Bechtel Generating Company dated as of December 15, 1990, and that in accordance with the terms and conditions of such Management Services Agreement, Manager shall have full authority to act under this Agreement on behalf of Owner.

     3.2 Control of Facility. Subject to certain continuing obligations of
         -------------------
Contractor under the Construction Contract and unless specified otherwise herein, Operator shall have care, custody and control of the Facility after Facility Turnover, and shall be responsible for and shall coordinate operation and maintenance activities of the Facility within the Facility Site Boundary. Operator shall perform the operation, maintenance, and technical support services necessary to operate and maintain the Facility in accordance with good business practices so as to optimize revenues for Owner, good engineering practices, good operating practices, good maintenance practices, and prudent electrical and safety practices, for similar machinery and equipment in similar service. Operator shall, among other things, perform the Services described in Exhibit A and comply in all material respects with the approved O&M Manual, as described in Exhibit A. Operator expressly acknowledges and agrees that it will review and be fully familiar with the requirements of the Power Purchase Agreement, the Steam Sales Agreement term sheet, and all of the licenses, permits and governmental approvals set forth in Exhibit F, hereto, and that it will operate the Facility in accordance with all of the requirements of the foregoing agreements, permits and approvals, as such requirements are set forth in the O&M Manual.

     3.3 Responsibilities Prior to Facility Turnover. Under the terms of the
         -------------------------------------------
Construction Contract, Contractor will perform all start-up and testing of the Facility until Facility Turnover. Until Facility Turnover, Operator, in accordance with this Agreement and the Preoperational Phase-In Plan, shall be on the Facility site to support the operation and maintenance of the Facility and shall be under the supervision and control of Contractor. Operator shall also perform any duties (as described hereunder and in the Preoperational Phase-In
Plan) which are consistent with its transition role as observer and trainee in order to complete all preparation and implementation necessary to assume full control and operation of the Facility after Facility Turnover. At such time as Owner takes possession and control of the Facility under Section 13.5 of the Construction Contract, Owner shall immediately transfer overall operating and maintenance responsibility of the Facility from the Contractor to the Operator. Operator shall thereafter operate and maintain the Facility, subject to certain specified activities (set forth in the Construction Contract) to be conducted by Contractor. Following Facility Turnover, Contractor shall coordinate any warranty or remedial work, including punch list completion activities to be performed by the Contractor, with Operator's Plant Manager.

     3.4  Preoperational Phase-In Plan. The Preoperational Phase-In Plan
          ----------------------------
attached hereto as Exhibit C sets forth the duties and responsibilities of Operator prior to Facility Turnover. The Preoperational Phase-In Plan is intended to be consistent with the Construction Contract and serves as a guide for the Operator's increasing instruction by and assistance to the Contractor as Facility Turnover approaches, and coordinates the division of responsibility between Operator under this Agreement and Contractor under the Construction Contract. The Operator's on-site activities shall commence upon the date set forth in the Preoperational Phase-In Plan approved by the Owner in advance of its implementation. Operator may revise the Preoperational Phase-In Plan as necessary during the design and construction of the Facility, which revisions must be submitted to Owner for its approval, and which approval shall not be unreasonably withheld or delayed. The Preoperational Phase-In Plan consists of the following three components:

     (i) A staffing plan (including labor budget) setting forth, on a monthly basis from the date on which the Preoperational Phase-In Plan commences until Facility Turnover, the position, number, and labor costs of Operator staffing. The staffing plan shall be agreed to by Owner in advance and shall be subject to Owner's approval prior to implementation by Operator. The staff plan shall be subject to periodic revision and all revisions requested by Operator shall first be approved by Owner.

     (ii) An activity task schedule setting forth the tasks to be accomplished by Operator during Preoperational Phase-In and identifying Contractor's participation in certain tasks as set forth in the Construction Contract.

     (iii) An activity task narrative summary of the tasks identified in the activity task schedule, as set forth in reasonable detail, describing the specific tasks and, as appropriate, delineating the duties of Operator and Contractor, respectively.

     3.5  Access and Independent Engineer. During Preoperational Phase-In, Owner
          -------------------------------
and any person or entity designated by Owner (including any representatives of Lender providing financing for the Facility) shall have access to the Facility in accordance with Section 14.0 of the Construction Contract. After Facility Turnover and at any time thereafter, Owner and any person or entity designated by Owner (including any representative of a Lender providing financing for the Facility) shall have access to all portions of the Facility for monitoring, inspection, or any other reasonable purpose. Owner or Lender may, at its sole election and expense, engage the services of an Independent Engineer to observe Operator's performance hereunder. Operator shall cooperate with all reasonable requests by any such engineer, including, without limitation, requests to review all operating records, logs and any other Facility-related information. All persons on-site shall exercise reasonable efforts not to disrupt operations and shall comply with Operator's safety and security procedures.

                                   ARTICLE IV
                                      TERM
                                      ----

     4.1 Term. The term of this Agreement shall commence on the date of
         ----
execution hereof, and shall continue for fifteen (15) Calendar Years, commencing on January 1 of the Calendar Year following the year in which Facility Turnover is achieved (the "Initial Term") This Agreement shall be automatically extended for additional five year terms following the Initial Term ("Subsequent Term") and at the end of each Subsequent Term thereafter, unless either party terminates this Agreement by delivering to the other party a termination notice no later than one hundred eighty (180) days before the conclusion of the Initial or Subsequent Term, as appropriate.

     4.2 Facility Return at End of Term. Upon expiration of the term under
         -------------------------------
Section 4.1 or termination under Article X of this Agreement or otherwise, Operator shall leave in place all existing spare parts, supplies, oil, grease, chemicals, tools, special tools, improvements, safety equipment, the O&M Manual, all other operating and maintenance procedures and manuals, and all other items:
(i) provided under the Construction Contract; (ii) purchased by Owner or at Owner's expense; or (iii) obtained by Operator and paid for by Owner during the term of this Agreement when the cost of such item has been included in the Operator's Budget. All such items shall become or remain the property of Owner without additional charge.

     4.3 Subsequent Operator Training. For a reasonable period (not to be less
         ----------------------------
than three months) prior to the expiration of this Agreement, or longer, if mutually agreed to by the parties, the Operator will train the personnel of the subsequent Facility operator as part of the Services; it being understood that such training shall be a Recoverable Cost and shall be conducted at the Facility by Operator's regular personnel. In the event that Operator's training of the personnel of a subsequent Facility operator should extend beyond the term of this Agreement, Operator shall receive as compensation therefor the Recoverable Costs incurred by Operator, plus a reasonable fee to be mutually agreed by Owner and Operator. Operator shall have no liability for the acts or omissions of the subsequent Facility operator, its officers, employees or agents.

                                    ARTICLE V
                            COMPENSATION AND PAYMENT
                            ------------------------

     For the performance of all Services and as compensation for all duties and obligations incurred hereunder, including the preparation of and activities undertaken pursuant to the Pre-Operational Phase-in Plan, Owner shall pay to Operator, in the manner and at the times herein specified, the Recoverable Costs, the Base Fee, the Bonus Fee and the Employee Incentive Payment and the Employee Safety Bonus. Recoverable Costs shall accrue and be payable from the effective date of this Agreement and as set forth in Section 1.4 of Exhibit B; the Base Fee shall accrue and be payable following Facility Turnover and as set forth in Section 2.1 of Exhibit B; the Bonus Fee, Employee Incentive Payment, and Employee Safety Bonus (if any) shall accrue following Final Completion and be payable in accordance with Sections 2.2, 2.3 and 2.4, respectively, of Exhibit B.

                                   ARTICLE VI
                OWNER FURNISHED SUPPLIES SERVICES, AND MATERIALS
                ------------------------------------------------

     6.1 Fuel. Owner will furnish Acceptable Fuel as specified in Exhibit D.
         ----
Acceptable Fuel will be delivered to the Facility by truck and unloaded into the receiving hoppers.

     6.2 Limestone. Owner will arrange the delivery and unloading at the
         ---------
Facility Site of Acceptable Limestone as specified in Exhibit E.

     6.3 Intake and Discharge Water. Owner will provide permits authorizing
         --------------------------
Operator to withdraw intake water from the river and discharge waste water into the river. Owner will accept all Facility discharge water at the Site Boundary. Such discharge water shall be delivered by Operator to the Site Boundary in accordance with procedures approved by Owner and such discharge water shall conform to specifications approved by Owner, including all applicable environmental permits.

     6.4 Steam and Condensate. Owner shall be responsible for arranging the
         --------------------
delivery of steam to the Greenhouse and the return of condensate to the Facility. The steam delivery point and condensate return point shall be at or within the Facility Site Boundary.

     6.5 Initial Inventory. Owner will furnish an initial inventory of spare
         -----------------
parts, special tools, and office materials and furnishing. Such office materials and furnishing shall be at an aggregate cost not to exceed $250,000.

     6.6 Electricity. Owner will furnish electricity for the Facility, including
         -----------
the 115 KV transmission line that connects the Facility to the Eclipse substation of Penelec.

     6.7 Mobile Equipment. Owner will furnish the necessary portable mobile
         ----------------
equipment for operation and maintenance of the Facility, including a site vehicle if required.

     6.8 Ash and Waste Products. Owner will arrange for and be solely
         ----------------------
responsible for the removal and disposal of ash from the Facility. Owner will accept such ash at the outlet of the ash silo. Owner will accept at the Site Boundary all waste products (including, without limitation, hazardous waste products) and hazardous materials generated or used at the Facility. Owner shall, by contract, agreement or otherwise, arrange for all offsite transport, treatment and/or disposal of hazardous waste products and/or hazardous materials involved in operation of the Facility.

     6.9 Fuel Oil. Owner will purchase and arrange for delivery to the Facility
         --------
all necessary fuel oil.

                                   ARTICLE VII
                 OPERATING PERSONNEL AND USE OF SUBCONTRACTORS
                 ---------------------------------------------

     7.1 Operator's Employees. Operator shall designate a Plant Manager, who
         --------------------
shall have authority to speak on behalf of Operator and bind Operator on matters which may arise under this Agreement; provided, however, that the Plant Manager will not have authority to revise or amend this Agreement and his authority will be subject to other reasonable limitations communicated by Operator to Owner. All personnel engaged in operating and maintaining the Facility hereunder shall be employees of Operator and/or Affiliates and shall be sufficiently skilled in and qualified to perform competently the tasks and duties assigned. Such personnel shall meet the job qualifications set forth in the approved O&M Manual.

     7.2 Operator's Professional and Managerial Personnel. Operator shall make
         ------------------------------------------------
available such professional and managerial personnel as are necessary to consult with the Plant Manager and to provide supervision of the operations of the Facility. Managers, consultants and technical specialists from Operator or its Affiliates who are not regularly assigned to the Facility shall be assigned for a period not greater than seven consecutive days, unless approved within the Operator's Budget or as otherwise specifically approved by the Owner, which approval shall not be unreasonably withheld or delayed.

     7.3 Confidentiality. During the term of this Agreement, or until this
         ---------------
Agreement is terminated pursuant to Article X hereof, whichever occurs first, and for a three (3) year period thereafter, each party agrees not to divulge to third parties (without the written consent of the other party) any information designated as confidential in writing by the other party relating to the performance of this Agreement or concerning the operations or business of a party, and its Affiliates, unless: (i) the information was known to the party prior to it being obtained from the other party hereunder; (ii) the information is at the time of receipt by the party then in the public domain, or subsequently becomes part of the public domain by publication or otherwise, except by the party's wrongful acts; or (iii) the information is obtained by the party from a third party who bas no obligation of secrecy to the other party. Notwithstanding the foregoing, information may be divulged to any Lender providing financing for the Facility or to its Independent Engineer, provided that such information is designated as confidential in writing at the time it is disclosed and such Lenders and Independent Engineer agree to be bound by the requirements of this provision.

     7.4 Subcontractors.
         --------------

          7.4.1 General. Operator may subcontract, with Owner's prior written
                -------
          approval, any portion of the Services to be performed under this Agreement; provided, that, no such approval shall be required if the subcontracted work has previously been approved in the applicable Operator's Budget. Operator shall submit to Owner for prior approval all plans, schedules, and cost breakdowns for subcontracted work in excess of twenty-five thousand dollars ($25,000) per occurrence. Owner's approval hereunder shall not be unreasonably withheld or delayed.

          7.4.2 Affiliates. Notwithstanding Section 7.4.1, Operator may
                ----------
          subcontract the Services in whole or in part to its Affiliates without the prior approval of Owner. Operator hereby guarantees to Owner compliance by such Affiliates with the responsibilities and liabilities herein assumed by Operator; provided, that, the limitations on Operator's liability set forth in this Agreement constitute the aggregate limit of liability of Operator and its Affiliates to Owner.

                                  ARTICLE VIII
                                   LIABILITY
                                   ---------

     8.1. Performance of Services. With respect to the performance of its
          -----------------------
Services, Operator shall exercise the degree of skill, competence and judgment commensurate with that normally exercised by national firms proficient in operating and maintaining facilities of a similar nature, including compliance with all applicable federal, state and local laws, ordinances, codes, regulations, rules, orders, and permits which relate to Operator's performance of the Services at this Facility. If the Facility does not achieve certain Net Total Capacity Factors as set forth in Section 3 of Exhibit B, Operator shall pay certain liquidated damages as also set forth in Section 3 of Exhibit B. It is understood and agreed that payments of liquidated damages to Owner under Exhibit B are Owner's sole and exclusive remedy with respect to any shortfall in production of electricity and/or steam in lieu of any right to damages or specific performance. Owner and Operator have discussed the impracticability and extreme difficulty in fixing the actual damages for such shortfall and, as a result of such discussion, Owner and Operator agree that liquidated damages set forth in Section 3 of Exhibit B represent a reasonable estimate of damages that would have been sustained by Owner and that upon payment thereof such remedy shall have achieved its essential purpose.

     8.2 Liability for Loss or Damage. Operator's liability for any loss of or
         ----------------------------
damage to the Facility, or any other property in the care, custody or control of Owner or Operator (including, without limitation, loss or damage to spare parts and other materials) shall be limited to the actual proceeds of the Owner furnished insurance described in Section 9.2 of this Agreement, as it is the intent of the parties to rely on the proceeds of such insurance, and Owner hereby releases Operator from any such liability in excess thereof. Any deductibles or excesses to be borne pursuant to the provisions of the Owner furnished insurance shall be paid by Owner.

     8.3 Target Budget Overruns. Operator shall pay, or reimburse Owner, for
         ----------------------
fifty percent (50%) of any annual Target Budget overrun as set forth in Section 5 of Exhibit B. Operator's liability under this Section 8.3 in any Contract Year shall not exceed fifty percent (50%) of the annual Base Fee earned and paid for the applicable Contract Year, after deduction for payment of any liquidated damages pursuant to Section 3 of Exhibit B.

     8.4 Operator Total Annual Aggregate Liability. Except for the limitation of
         -----------------------------------------
Operator's liability under Section 8.2 of this Agreement, the total aggregate liability of Operator to Owner arising out of or in connection with the performance of Services under this Agreement (including, without limitation, Operator's obligation to indemnify Owner hereunder) in any Calendar Year shall in no event exceed the sum of Operator's Base Fee and Bonus Fee earned and paid (in cash or by promissory note) to the Operator for that Calendar Year, plus Operator's share of Target Budget underruns for that Calendar Year. Owner hereby releases Operator from any liability in excess thereof. Nothing contained in this Article VIII shall be deemed to constitute a release of, or limit the amount payable by, any insurer maintaining the insurance contemplated by Article IX.

     8.5 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, OPERATOR
         ----------
MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND OPERATOR DISCLAIMS AND OWNER WAIVES ANY IMPLIED WARRANTIES IMPOSED BY LAW INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     8.6 Applicability of Liability Limitation. The waivers and disclaimers of
         -------------------------------------
liability, releases from liability, limitations and apportionments of liability, and exclusive remedy provisions and indemnity and hold harmless provisions expressed throughout this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability, or breach of contract of the party released, indemnified or held harmless, or whose liability is waived, disclaimed, limited, apportioned or fixed by such provisions, and shall extend to such party's related entities or Affiliates and its and their directors, officers, employees and agents.

     8.7 Consequential Damages. Notwithstanding anything to the contrary herein,
         ---------------------
neither party shall be liable to the other party for consequential loss or damage, including, but not limited to, loss of use or damage resulting from loss of use, loss of revenue, loss of profit, loss of goodwill, cost of capital, claims of a party's customers, or increased cost of alternate facilities, regardless of legal theory or negligence, and each party hereby releases the other party therefrom.

                                   ARTICLE IX
                                   INSURANCE
                                   ---------

     9.1 Operator Insurance. Operator shall obtain and maintain as a
         ------------------
reimbursable cost hereunder the insurance set forth below:

          9.1.1 Workers Compensation Insurance covering Operator's employees as
                ------------------------------
                required by law and Employers Liability Insurance with a limit
                                    -----------------------------
                of $2 million.

          9.1.2 Automobile Bodily Injury and Property Damage Liability Insurance
                ----------------------------------------------------------------
                covering automobiles owned or hired by Operator with a limit for bodily injury and property damage of $2 million per occurrence.

     Owner shall be furnished with satisfactory evidence that the foregoing insurance is in effect and Owner shall be notified thirty days prior to the cancellation or material change of any such coverage.

     9.2 Owner Insurance. For its own protection and the protection of Operator
         ---------------
and others whom Owner may elect as set forth below, Owner shall secure or cause to be secured prior to commencement of Operator's services on the Site, and maintain in effect during the operation of the Facility the following insurance:

          9.2.1 Commercial General Liability Insurance covering personal injury
                --------------------------------------
                and property damage to third parties and covering liability for damage to property of third parties in the care, custody and control of Owner, Operator and/or their respective employees and subcontractors in connection with the operations at the Facility. The coverage referred to herein shall be provided either in a single policy or through a combination of policies. Such policy or combination of policies shall have reasonable deductibles and a limit of not less than $2 million per occurrence and $2 million in the aggregate per location, including blanket contractual, broad form property damage, cross liability for named or additional insureds, independent contractor coverage and XCU hazards.

          9.2.2 Excess or Umbrella Liability Insurance in excess of the
                --------------------------------------
                insurance described in Section 9.2.1 of this Agreement in an aggregate amount of $18 million.

          9.2.3 Permanent Property Insurance for the full replacement value of
                ---------------------------
                the Project, including Boiler and Machinery Insurance, Business Interruption Insurance and other first party property related insurance coverages deemed necessary by Owner during plant operation. Such insurances shall be paid for by Owner. All policies procured by Owner shall require the insurer to waive subrogation against Operator and Operator shall be named as an additional insured to the extent of its interest; provided, that Operator shall have no interest with respect to Business Interruption coverage. Operator shall not be responsible for any deductibles under said insurance policies or for such insured losses, and Owner hereby releases Operator therefrom.

     9.3 Form and Content All policies, binders or interim insurance contracts
         ----------------
with respect to insurance maintained by either Owner or Operator pursuant to this Article IX shall:

          9.3.1 Be placed with insurance companies that are acceptable to Owner, Operator and Lender;

          9.3.2 With respect to the insurance described in Section 9.2.1 include as named insureds Owner and Operator and the officers, directors, affiliate and employees of each of them with respect to such parties' interest in the Facility and/or operations and maintenance activities on behalf of Owner, and include all other parties as deemed necessary by Owner as additional insureds;

          9.3.3 State that it is primary with respect to any other insurance coverages available to Owner or Operator or the additional insureds and that all provisions, except the policy limits, shall operate in the same manner as if there were a separate policy covering such insured under each such policy;

          9.3.4 Provide that there be no recourse for payment of any premium against

                Operator or additional insureds for insurance required to be furnished by Owner pursuant to Section 9.2 and no recourse for payment of any premium against Owner or additional insureds for insurance required to be furnished by Operator pursuant to
                Section 9.1;

          9.3.5 With respect to insurance described in this Article IX, where appropriate, waive any right of subrogation of the insurers thereunder against Owner, Operator or additional insureds and the officers, directors, employees, agents and representatives of each of them, and any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under such policy;

          9.3.6 Provide that it may not be canceled or materially changed without giving Owner, Operator and Lender sixty (60) days prior written notice thereof;

          9.3.7 With respect to any additional insured, provide that such insurance shall not be invalidated by any action or inaction of each such insured and shall insure each such insured regardless of any breach or violation of any warranty, declaration or condition contained in such insurance by the primary named insured.

                                    ARTICLE X
                                   TERMINATION
                                   -----------

     10.1 Termination by Either Party Due to Bankruptcy. Should either party
          ---------------------------------------------
hereto make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a voluntary petition in bankruptcy, be adjudicated as bankrupt or insolvent, file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future creditor's right statute, law, or regulation, file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or seek, consent to, or acquiesce in, the appointment of any trustee, receiver, custodian or liquidator of such party or of all or any substantial part of the properties of such party, or if an involuntary case shall be commenced seeking the liquidation or reorganization of such party under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code or any similar proceeding shall be commenced against either party under any other applicable federal, state, or foreign law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within sixty (60) calendar days of its filing'
(iii) an interim trustee is appointed to operate all or any part of the business of that party, or (iv) an order for relief shall have been issued or entered therein, or if either party, its directors or shareholders take action to dissolve or liquidate that party, the other party may terminate this Agreement upon thirty (30) calendar days' prior written notice.

     10.2 Termination by Operator. Operator may terminate this Agreement upon
          -----------------------
thirty (30) calendar days' prior written notice if: (i) Owner fails to make a payment when due in accordance with Exhibit B, (ii) Owner is in breach of any material term or condition of this Agreement, (iii) the Facility ceases to be, for any reason whatsoever, a qualifying facility under the Public Utility Regulatory Policies Act of 1978, and the Federal Energy Regulatory Commission rules promulgated thereunder, as in effect from time to time, or (iv) except to the extent permitted in Section 14.2(y)(i) or (ii) or unless otherwise consented to by Operator, Owner assigns this Agreement or transfers, hypothecates or sells all or a substantial portion of the Facility in any manner whatsoever to a third party; provided, that, with respect to a payment default under subclause (i) of this sentence, Owner shall have fifteen (15) days after written notice by Operator to cure, and provided further that with respect to a breach under subelause (ii) of this sentence, Owner shall be entitled to cure such breach within thirty (30) calendar days after written notice thereof by Operator, and if the cure of such material breach cannot be made within the above-stated thirty (30) day period, Owner shall have such additional time to cure as is required as long as Owner proceeds with such cure diligently and in good faith. For purposes of this Section 10.2' a substantial portion of the Facility shall mean a majority of Facility assets or an interest in the Facility to the extent that the transferee of such interest must be found acceptable to the Agent and the Majority Banks under Section 10.02 of the Reimbursement and Loan Agreement.

     10.3 Termination Fee In the Event of Operator Termination. Subject to any
          ----------------------------------------------------
rights or remedies Operator may have against Owner under this Agreement, in the event that Operator terminates this Agreement pursuant to Section 101, Owner shall pay Operator a termination fee that shall equal its demobilization costs. The parties agree that such demobilization costs shall cover only (x) the return of permanent employees (other than permanent employees hired specifically to work at the Facility) to their point of origin, (y) routine accounting functions to close all books and records in connection with the Facility and (z) severance payments in accordance with Operator's established personnel policy.

     10.4 Termination by Owner. Owner may terminate this Agreement upon thirty
          --------------------
(30) calendar days' written notice to Operator if Operator is in breach of any material term or condition of this Agreement or of the O&M Manual, and such breach is not remedied within thirty (30) calendar days after receipt of notice of breach; provided, however, that, if cure of such breach cannot be made within the above stated thirty (30) day period, Operator shall have such additional time to cure as is required as long as Operator proceeds with such cure diligently and in good faith.

     10.5 Strike by Operator's Personnel. In the event of a whole or partial
          ------------------------------
shutdown of Facility operation due to a strike or other form of labor action by Operator's personnel, Owner shall have the right to continue operating the Facility and to retain such other personnel or agents as Owner in its sole discretion deems necessary or advisable for such purposes. Operator shall notify Owner within three hours of any such strike or labor action. If any such strike or labor action continues for a period greater than thirty (30) days, Owner shall be entitled to terminate this Agreement immediately.

     10.6 Facility Viability. In the event (i) Owner or Contractor terminates
          ------------------
the Construction Contract; or (ii) Owner falls to complete construction of the Facility for any reason, Owner shall have the right to terminate this Agreement upon ten (10) days' prior written notice thereof, whereupon all of the obligations of the parties hereto (other than those set forth in Article V with respect to Services previously performed and Owner's obligation to pay Operator's demobilization costs, if any, under Section 10.3 of this Agreement) shall be null and void as if this Agreement were never entered into and executed.

     10.7 Proration. Subject to any rights or remedies Owner may have against
          ---------
Operator hereunder, in the event of termination under this Article X, Operator shall be entitled to receive all Recoverable Costs incurred by Operator, and the Operator's Fees earned by Operator, prorated as appropriate, up to the date of termination.

                                   ARTICLE XI
                      OPERATING PLAN AND OPERATOR'S BUDGET
                      ------------------------------------

     11.1 Operating Plan and Operator's Budget.
          -------------------------------------

          11.1.1 Preoperational Phase-In. The Operator shall prepare, in
                 -----------------------
accordance with Section 3.4 of this Agreement, a Preoperational Phase-In Plan and Preoperational Phase-In Budget. Among other things, such plan shall include the Operator's mobilization plan for staffing the onsite O&M organization, with such activity broken down by monthly increments. The Preoperational Phase-In Budget, which shall be prepared simultaneously with the Preoperational Phase-In Plan, shall show by specific budget item and month the cost of implementing the Preoperational Phase-In Plan. The Operator shall submit its Preoperational Phase-In Plan and Budget to Owner for approval no later than eighteen months before the projected date of Facility Turnover. Operator may revise the Preoperational Phase-In Plan and Budget at any time during Preoperational Phase-In, provided that Operator first secures Owner's prior approval, which approval shall not be unreasonably withheld. A brief summary of the Preoperational Phase-In Plan is set forth at Exhibit C.

     11.1.2 Following Facility Turnover.
            ----------------------------

            11.1.2.1. Operating Plan. The Operator shall prepare an Operating
                      --------------
Plan for each Calendar Year. Among other this, the Operating Plan shall address prospectively and to the extent applicable, all of the matters covered by the annual report. In addition, the Operating Plan shall describe Operator's objectives for ruing the Facility during the following Calendar Year and Operator's plan for achieving such objectives, including the projected electricity and steam output for the following Calendar Year. The Operating Plan shall identify overall projected expenditures (including any recommendations for capital improvements to the Facility) for the following year, an initial justification of such expenditures and, if appropriate, an explanation for any changes in the level of such expenditures from earlier years. The Operating Plan shall also include the projected amount of such consumables as fuel oil, Acceptable Fuel, other fuels, Acceptable Limestone, cooling tower chemicals, and demineralizer resins that Operator anticipates using for the following Calendar Year, and the extent to which it used greater or lesser amounts of such consumables during the previous year than set forth in the previous year's Operating Plan. Finally, the Operating Plan shall explain the reasons for and scope of any non-routine maintenance projected for the following year as well as any non-routine maintenance performed during the preceding year.

            11.1.2.2. Operator's Budget. The Operator shall submit,
                      -----------------
simultaneously with and based upon the Operating Plan, an annual Operator's Budget for the following year. The Operator's Budget shall set forth in sufficient detail all Recoverable Costs anticipated in operating and maintaining the Facility, and shall include a monthly cash budget broken down into major account categories, along with an estimate of costs for the year following the year for which Operator's Budget is submitted. The budget estimate submitted for this following year shall not bind Operator. The Operator's Budget shall have a separately identified Target Budget, which shall (x) include a deadband equal to 5% of the aggregate sum of the Target Budget items and (y) represent all items that are Recoverable Costs subject to overrun and underrun sharing as set forth in Section 5 of Exhibit B. The Operator may submit from time to time such proposed revisions to the Operator's Budget as may be necessary and which, following Owner's approval, shall be incorporated into the Operator's Budget. The Operator's Budget shall be divided into a capital and operating budget and shall reflect among other things:

          (i)    Changes in project labor costs;

          (ii)   Staffing changes, utilization of overtime and furloughs;

          (iii)  Equipment purchases or leases;

          (iv) Consumption of materials, supplies, spare parts, and consumables;

          (v) Changes in necessary involvement of Operator's professional and managerial personnel;

          (vi)   Manufacturer's inspections and service examinations;

          (vii)  Modifications for plant betterment; and

          (viii) Such other factors as may impact the cost of operation and maintenance in the coming year.

A preliminary, draft estimate of the O&M Budget is set forth at Exhibit F hereto.

     11.2 Contingency. The Operator's Budget shall include a contingency account
          -----------
established in an amount to be approved by Owner for each Calendar Year (prorated for a portion of any Year). Operator shall, on a monthly basis, report to Owner in writing all charges to the contingency account with back-up documentation supporting each such charge. All expenditures of the contingency account used for Target Budget items shall be counted towards determining whether and to what extent the Target Budget for each Calendar Year has been exceeded.

     11.3 Operator's Budget Committee. One Hundred and Fifty (150) days prior to
          ---------------------------
the end of the Calendar Year, Operator shall submit to Owner for review and approval a draft Operating Plan and Operator's Budget for the following Calendar Year, except for the year in which Facility Turnover is achieved, in which case the Operating Plan and Operator's Budget shall be (x) submitted to Operator one hundred and twenty (120) days prior to the projected date of Facility Turnover and (y) cover the balance of the Calendar Year in which Facility Turnover is achieved. No later than thirty (30) days after submittal of the Operating Plan and the Operator's Budget by the Operator, Owner and Operator shall convoke a committee consisting of Owner's Representative and Plant Manager, together with such other persons nominated by Owner and Operator as are mutually agreed to, for the purpose of reviewing and approving the Operating Plan and Operator's Budget. The Owner's Representative shall act as chairman of the committee, which shall consist of not less than four (4) persons. If agreement on the Operating Plan and Operator's Budget is not reached within the following thirty (30) day period, such disagreement shall be resolved in accordance with Section 14.3 hereof. Operator shall be prepared to submit all reasonably available bids, quotes, listed prices, and any other documentation requested by Owner to establish the reasonableness of Operator's Budget items.

     11.4 Overruns. Except when Operator is responding to an emergency condition
          --------
threatening the loss of or damage to property or persons, or material economic harm to Owner, Operator cannot exceed Operator's Budget amounts without prior approval from Owner.

     11.5 Significant Orders or Service Contracts. Unless otherwise agreed, or
          ---------------------------------------
unless Operator is responding to an emergency condition threatening the loss of or damage to property or persons, or material economic harm to Owner, for any expenditure to be incurred by Operator in connection with the procurement of material, equipment, or supplies or the retaining of subcontracted work on a Recoverable Cost basis hereunder in excess of fifty thousand dollars ($50,000), Operator shall, not later than ten (10) days prior to the date when Operator must commit to such expenditure, provide to Owner three (3) competitive and responsive bids, along with a recommended bid for Owner's approval. Operator, with the advice of Owner, shall prepare specific Requests For Bids ("RFBs") for such expenditures. Such RFBs shall be prepared sufficiently in advance of the date when a commitment for such expenditure must be made in order to allow a reasonable number of bidders to respond.

                                   ARTICLE XII
                             RECORDS AND REPORTING
                             ---------------------

     12.1 Accounting. Operator shall maintain accurate books and accounts,
          ----------
including, without limitation, all back-up documentation, in such detail and form as Owner may reasonably direct from time-to-time, of the Recoverable Costs at the Facility. Such books and accounts shall be kept in accordance with generally accepted accounting principles and practices. During normal business hours for the duration of this Agreement, Owner, Agent and Independent Engineer shall, upon reasonable advance notice, have access to said books and accounts to the extent required to verify the Recoverable Costs incurred hereunder (excluding those costs compensated by means of established or standard allowances and rates).

     12.2 Monthly Reports. No later than ten (10) days after the end of each
          ---------------
month, Operator shall submit a report of operations for such month to Owner. Such report shall contain an operating summary for such month (including, without limitation, Recoverable Costs, other costs for Owner's account, electrical and steam production, fuel usage, and scheduled and unscheduled outages and curtailments), a summary of significant maintenance and other activities during the month, a financial summary (including a breakdown of actual costs compared to budgeted costs by account code and an estimated cost of completion for a particular budget item, if appropriate) and other information as may be reasonably requested by Owner.

     12.3 Annual Report. Operator shall submit an annual report (the "Report")
          -------------
to the Owner by February 15 of each Calendar Year providing:

          (i)    a summary of significant activities for the preceding Calendar
                 Year;

          (ii) a review of significant factors affecting the cost of operation of the Facility;

          (iii) a comparison review of performance to Operator's Budget for the previous year;

          (iv) the result of major inspections and overhauls during the previous year;

          (v) such other information reasonably requested by Owner from time-to-time;

          (vi) recommendations of operations methodology to reflect the optimum economic use of fuel, chemicals, shutdowns and any other operating parameters;

          (vii) the reconciliation report of the physical inventory completed under Section 13.5 of this Agreement; and

          (viii) operating data for the previous year including, without limitation, production data, fuel consumption, and downtime.

     12.4 Operating Records. Operator shall maintain complete records of all
          -----------------
transactions, operations, and maintenance relating to the Facility. Such records shall be the property of Owner and shall be kept at the Facility with a duplicate set, as specified in the approved O&M Manual, at some off-site fire-safe place that Owner and Operator mutually determine. Operator shall make Owner's records available for inspection by Owner or anyone authorized by Owner at all reasonable times. Such records shall include: (i) operating logs and records; (ii) fuel consumption; (iii) inventory and property accountability records; (iv) bulk chemical consumption; (v) raw water use (if metered); (vi) steam consumption for which flow meters are provided; (vii) condensate returned to the Facility; (viii) records and reports required by governmental entities relating to operations or maintenance of the Facility; and (ix) records of routine and extraordinary maintenance on each item of equipment.

     12.5 Technical Records. Operator shall keep and maintain at the Facility
          -----------------
technical records; vendor manuals, drawings, and information; and other drawings all as provided to Owner by Contractor. Operator shall keep as-built drawings up to date to reflect all changes to the Facility. Operator shall keep all warranty records for all equipment or facilities covered by manufacturers' or contractors' warranties, together with records of all transactions regarding such warranties.

     12.6 Governmental Permits. Operator shall assist the Owner as reasonably
          --------------------
required in all matters concerning operating and environmental permits. Owner shall be responsible for obtaining and maintaining all operating permits required for the Facility. Operator shall gather the necessary data for any such permits.

     12.7 Reports Requested by Owner. Owner may request Operator to change the
          --------------------------
form, content or frequency of any report required hereunder; provided that any such request is reasonable. It is a primary object of this Agreement that there be a frank, professional communication between Operator and Owner with full and open disclosure of all material and potentially material matters affecting the Facility.

                                  ARTICLE XIII
          PROCUREMENT OF SUPPLIES, SERVICES, MATERIALS AND SPARE PARTS
          ------------------------------------------------------------

     13.1 Procurement. Operator shall, as agent for Owner, procure on a
          -----------
Recoverable Cost basis, all supplies, equipment, services, materials, replacement spare parts' chemicals, lubricants, catalysts, consumables, operating utilities, vehicles, safety and fire equipment, tools, specialty tools, clothing and all other items necessary or advisable to operate and maintain the Facility hereunder, except those items furnished directly by Owner and particularly described in Article VI. For Owner's benefit, Operator shall obtain from sellers of equipment, materials or services, guarantees against defects in materials and workmanship to the extent such guarantees are reasonably obtainable, and Owner releases Operator from any further responsibility or liability. Operator shall not be liable for any such guarantees, or for any defects caused by the sellers providing such equipment, materials or services. In the case of engineered equipment purchased as spare parts and/or spare assemblies, Operator shall obtain Owner's prior approval of, and concurrence with' warranties and guarantees offered by vendors or to be specified to vendors at the time of purchase. Owner shall be invoiced directly by the vendor on any procurement order in excess of $50,000.

     13.2 Inventory. Operator shall maintain, on a Recoverable Cost basis, an
          ---------
inventory of supplies, materials and spare parts in sufficient quantity, reasonably to minimize delays that might result from delivery. As a guideline, Operator inventory shall be in accordance with the inventory at the time of Facility Turnover, and as modified by experience and prudent operating practice.

     13.3 Inspection. All materials and spare parts shall be inspected by
          ----------
Operator using applicable industry practices of inspection at the time of delivery, and any evident defects or deviation from the as-specified item noted. Rejected material and spare parts shall be returned to the vendor promptly for credit or replacement.

     13.4 Storage. Operator shall safety and securely store all supplies,
          -------
materials and spare parts. Infrequently used items shall be packaged, wrapped and preserved in a manner to ensure longevity, and there shall be a system of records to identify each item, purchase date, purchase order number, budget category, cost, quantity and storage location.

     13.5 Physical Inventory. Annually, a complete physical inventory shall be
          ------------------
taken, and a reconciliation reported to Owner.

                                   ARTICLE XIV
                                    GENERAL
                                    -------

     14.1 Notice. All notices and other communications required or permitted
          ------
under this Agreement shall be in writing and shall become effective when delivered by hand (including messenger or courier) or received by telex, telecopier, telegram or such other method of telecommunication capable of creating a writing, with receipt confirmed by answer back or otherwise, or five
(5) calendar days after being placed in the United States, First Class, postage prepaid to the intended recipient at the address provided below:

If to Owner:     PG&E-Bechtel Generating Company
                 7475 Wisconsin Avenue
                 Bethesda, Maryland 20814-34322
                 Attn: Scrubgrass Business Manager

If to Operator:  Bechtel Power Corporation
                 45 Freemont Street
                 P.O. Box 3965
                 San Francisco, California 94119-3965
                 Attn: Richard A. Webster

or to such other person or address as given by notice as described herein.

     14.2 Successors and Assigns: This Agreement shall inure to the benefit of
          ----------------------
and be fully binding upon each party and its respective successors and permitted assigns. This Agreement may be assigned by a party only with the other party's prior written consent; provided, however, that without such consent (x) Operator may assign this Agreement to an Affiliate of Operator pursuant to Section 7.4.2, and (y)subject to 10.2, Owner shall have the right to assign this Agreement in whole or in part (i) to Lender as security for Lender's financing of the Facility; (ii) to Lessee; (iii) to the successor of Owner, or to a person acquiring all or a controlling interest in the business assets of Owner or to a wholly-owned subsidiary and (iv) in connection with a sale or transfer of the Facility; provided, however, that any such assignment under clause (y)(i), (ii) or (iii) shall not relieve the assigning party of any of its obligations under this Agreement. Operator agrees to execute any reasonable consent to assignment and such other documents in connection with any assignment to Lender as Lender may request. Owner shall provide (a) sixty days prior written notice of any assignments of this Agreement in whole or in part under clause (y)(iii) and (iv) of this Section 14.2 and (b) reasonable notice of any assignments of this Agreement in whole or in part under clause (y)(i) and (ii) of this Section. Any trasferee or assignee shall be bound by the releases and limitations of liability set forth herein.

     14.3 Dispute Resolution. Owner and Operator desire that this Agreement
          ------------------
operate between them fairly and reasonably. It, during the term of this Agreement, a dispute arises between Owner and Operator, or one party perceives the other as acting unfairly, or unreasonably, or a question of interpretation arises under this Agreement, then Owner's Representative and Plant Manager shall promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the issue. If such managers are unable to resolve the issue within twenty (20) business days, the matter shall be referred to the parties' responsible corporate officers for resolution within five (5) business days after the lapse of the aforementioned twenty (20) business days. Neither party shall seek judicial resolution of any dispute arising in connection with this Agreement until twenty (20) business days after the matter has been referred to both parties' responsible corporate officers, who shall be identified by each party from time-to-time and reasonably acceptable to the other party. The pendency of a matter under this dispute resolution procedure shall not in and of itself relieve either party in any way from its duty to perform under this Agreement.

     14.4 Invalid Provisions. The invalidity or unenforceability of any
          ------------------
provision of this Agreement shall be determined only by a court of competent jurisdiction, and the parties hereby agree to negotiate an equitable adjustment to the invalid or unenforceable provisions with a view toward effecting the purpose of this Agreement; the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

     14.5 Publicity. Operator shall not publish, distribute, or circulate, or
          ---------
allow persons under its control or authority to publish, distribute, or circulate, any advertisement or press release concerning the Facility to the public or any portion thereof without Owner's prior approval; provided, that Operator may generally describe its role as Operator for purposes of pursuing other business opportunities without Owner's prior approval.

     14.6 Changed Condition. In the event that Owner directs Operator to perform
          -----------------
different Services or to perform the Services differently, or in the event of Force Majeure, or changes in the Power Purchase Agreement or any Facility energy sale agreements, that result in increased costs to Operator during a Contract Year, Operator shall be entitled to a Target Budget adjustment reflecting the reasonable value of any such increased costs from such event, and the parties agree to adjust such other provisions of this Agreement that are directly affected thereby, such adjustments to be consistent with the economic expectations and the intent of the parties hereunder.

     14.7 Environmental Liability. Owner shall indemnify and hold Operator, its
          -----------------------
Affiliates, officers, directors, employees and agents harmless from and against any and all claims, actions, fines, penalties and expenses incurred by or asserted against Operator, its Affiliates, officers, directors, employees or agents that arise out of or result from any "Contamination," as defined herein, whether arising before the date hereof or during the construction and/or operation of the Facility; except to the extent that after Facility Turnover such claims, actions, damages, fines, penalties or expenses arise directly from Operator's negligence or wilful misconduct. As used in this Agreement the term "Contamination" shall mean the presence of "Hazardous Substances" at (x) the Facility Site or (y) at the property of any third party resulting from the activities of Owner and Operator at the Facility Site, at the level that requires remediation under common law or statutes and regulations presently existing or enacted hereafter, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Pennsylvania Hazardous Sites Cleanup Act, the Pennsylvania Solid Waste Management Act, the Pennsylvania Municipal Waste Planning, Recycling and Waste Reduction Act, the Pennsylvania Clean Streams Law, the Pennsylvania Toxic Substances Control Act, the Pennsylvania Dam Safety and Encroachments Act, and the Pennsylvania Storage Tank and Spill Prevention Act. As used in this Agreement the term "Hazardous Substances" shall mean "hazardous substances" as defined in section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(14) (Supp. 1990), "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. 6991-6991i (Supp. 1990), "hazardous substances" or" contaminants" as defined in section 103 of the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. section 6020.101 et seq. (Supp. 1990), or
                                                      -- ---
any other substance which may be the subject of liability pursuant to Sections 316 or 401 of the Pennsylvania Clean Streams Law, Pa. Stat. Ann. tit. 35, (S)
691.1 to 691.101 (Supp. 1990). The provisions of this Section 14.7 shall survive termination, cancellation or expiration of this Agreement.

     14.8 Counterparts. This Agreement may he executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.9 Force Majeure. In the event that either party is unable, wholly or in
          -------------
part, by reason of an event of Force Majeure, to carry out its obligations under this Agreement (other than obligations to pay money hereunder), it is agreed that on such party's giving prompt written notice and full particulars of such event of Force Majeure to the other party as soon as practical after the occurrence of the cause relied upon, the obligations of the party giving notice, so far as they are affected by reason of an event of Force Majeure, shall be suspended until the cause for such suspension has been removed. Owner and Operator each agrees to use due diligence to remove or overcome the cause for such suspension.

     14.10 Independent Contractor. Except as set forth in Section 13.1, Operator
           ----------------------
shall be an independent Contractor with respect to the Services to be performed hereunder.

     14.11 Operator's Indemnity. Subject to the limitations set forth in Section
           --------------------
8.4 hereof, Operator shall indemnify and hold Owner and its Affiliates, officers, directors, employees, agents and partners harmless from and against any and all clams, actions, damage, expenses (including reasonable attorneys' fees), losses or liabilities (excluding lost revenues and consequential damages) incurred by or asserted against Owner or its Affiliates, officers, directors, employees, agents, or partners arising out of claims for injury to or death of persons, or for physical loss of or damage to property of third parties to the extent that such claims, actions, damages, expenses, losses or liabilities are caused by the negligence or willful misconduct of Operator or its Affiliates, employees or agents. In the event that Operator and Owner are both negligent, each shall be responsible for the portion of liability that would be assigned to it under a comparative negligence standard.

     14.12 Indemnification for Fines and Penalties. Except for fines and
           ---------------------------------------
penalties assessed for environmental liability, which shall be governed by
Section 14.7 of this Agreement, and subject to the limitation set forth in
Section 8.4 hereof, each of Owner and Operator (the "Indemnifying Party") shall indemnify, defend and hold harmless each other and their respective Affiliates, officers, directors, employees, agents and partners (the "Indemnified Party") from and against any fines and penalties assessed by any governmental entity against the Indemnified Party arising out of or due to such Indemnifying Party's violation of any law, regulation, permit, license or governmental approval; provided, however, that Operator shall not be liable for such fines and penalties attributable to (x) any design and/or manufacturing defects in the power generation equipment or materials comprising the Facility or (y) normal wear and tear of the power generation materials and equipment comprising the Facility if Operator has advised Owner of such wear and tear and recommended to Owner a reasonable course of remedial action which Owner has declined to approve and implement. In the event that both Owner and Operator violated the law, regulation, permit, license or governmental approval for which the fine or penalty subject to indemnification under this Section 14.12 was assessed, each shall be responsible for the portion of the fine or penalty attributable to its violation of such requirement.

     14.13 Owner's Indemnity. Owner shall indemnify and hold Operator, its
           -----------------
Affiliates, officers, directors, employees and agents harmless from and against any and all claims, actions, damages, expenses (including reasonable attorneys' fees), losses or liabilities (excluding lost revenues and consequential damages) incurred by or asserted against Operator or its Affiliates, officers, directors, employees or agents arising out of claims for injury to or death of persons, or for loss of or damage to property of third parties, to the extent that such claims, actions, damages, expenses, losses or liabilities are caused by the negligence or willful misconduct of Owner, its Affiliates, employees, agents or partners. In the event that Owner and Operator are both negligent, each shall be responsible for the portion of liability that would be assigned to it under a comparative negligence standard.

     14.14 Amendments and Waivers. This Agreement may not be changed or amended
           ----------------------
orally, and no waiver hereunder may be oral. Any change or amendment hereto, or any waiver hereunder, must be in writing and signed by the party or parties against whom such change, amendment, or waiver is sought to be enforced.

     14.15 Governing Law. The Agreement shall be governed by and construed under
           -------------
the laws of the Commonwealth of Pennsylvania.

     14.16 Survival. Notwithstanding any provisions herein to the contrary, the
           --------
obligations set forth in Article V, VIII and IX, Sections 14.1, 14.7, 14.11, 14.12, 14.13 and 14.15, Exhibit B, and the limitations on and releases of liabilities set forth in Article VIII shall survive in full force the expiration and termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OPERATOR:         Bechtel Power Corporation


                  By /s/Richard D. Hambright
                    ------------------------

                  Title /s/Vice President
                       ------------------

OWNER:   Scrubgrass Generating Company, L.P.,
         a Delaware limited partnership

         By:  Pine Power Corporation,
              a Delaware Corporation
              General Partner


          By: /s/ M. R. Smith
              --------------------------------
                  M. R. Smith

          Title: Vice President
                ------------------------------

          By:  Falcon Power Corporation,
               a California Corporation
               General Partner


          By: /s/ Stuart W. Booth
              --------------------------------
                  Stuart W. Booth

          Title: Treasurer
                 -----------------------------

                                    EXHIBIT A

                                    SERVICES
                                    --------

     Operator shall provide the following Services for the operation and maintenance of the Facility in accordance with this Agreement. Such Services shall include the performance of the following activities to the extent that a mutually acceptable Operator's Budget has been established:

          1. Operator shall employ, hire, train, direct and discharge, and compensate all labor and employees pertaining to operations and maintenance at the Facility.

          2. Operator shall be responsible for all employee relations matters including the administration of any bargaining agreements, handling of grievances, and contract negotiations. Operator shall make operation and maintenance personnel available during Preoperational Phase-In for observation and training under Contractor's technical supervision and control. Operator shall provide operation and maintenance personnel as needed during Preoperational Phase-In and perform normal operation of the Facility during testing of the Facility in accordance with the Preoperational Phase-In Plan. After Facility Turnover, Operator shall provide qualified supervision of operations and maintenance at the Facility and any and all technical and engineering support required for operations and maintenance.

          3. Operator shall observe checking, testing, and certifying by Contractor of equipment (including auxiliary and support equipment), piping, and control Systems as such equipment and systems become available before Facility Turnover and perform all such checking, testing and certifying thereafter.

          4. Operator shall perform necessary acceptance testing on any new equipment, modification to equipment, or repaired or overhauled equipment that may arise during the term hereof. Operator shall arrange all necessary assistance from major equipment manufacturers' technical representatives.

          5. Operator shall prepare a detailed and complete O&M Manual, which shall include but not be limited to: (i) a detailed staffing plan including shift breakdowns, job descriptions and a detailed organizational chart supported by considerations of efficiency and economy,; (ii) a list and description of all logs, records, books and charts to be kept and maintained by Operator; (iii) standard management, administration, operating and maintenance procedures; (iv) safety and fire prevention procedures and manuals; (v) security measures and procedures; and (vi) plans and procedures for compliance with the requirements under the Power Purchase Agreement, Steam Sales Agreement and all permits, licenses and approvals. The initial draft of the O&M Manual will be submitted to the Owner and to Lender's Independent Engineer for comment in accordance with the schedule in the approved Preoperational Phase-In Plan. Owner and Lender's Independent Engineer will provide comments to Operator for each portion of the O&M Manual within thirty
          (30) days after submittal of each portion to the Owner. It is acknowledged that Owner's and Independent Engineer's review shall not be construed in any way as a waiver or release of Operator's obligation to develop and implement an O&M Manual sufficient for the purposes contemplated under this Agreement. The Operator shall initiate and prepare updates and revisions to the O&M Manual as necessary or advisable to reflect operating experience and modifications to the Facility.

          6. Operator shall operate the Facility 7 days a week, 24 hours a day, in accordance with the requirements of the Power Purchase Agreement, the material terms of the Steam Sale Agreement, and all of the permits and governmental approvals set forth in Exhibit F, hereto, as those requirements are set forth in the O&M Manual.

          7. Operator shall develop, in the course of start-up, standard management, administration, operating and maintenance procedures, including procedures for review and approval of additions or revisions to the Operating Plan.

          8. Operator shall develop, in the course of start-up, standard operating procedures for portions of the Facility's operations and maintenance not covered by the Contractor's or equipment manufacturer's manuals and shall make these procedures available to all operators.

          9. Operator shall perform an inventory of all Facility assets by October 31 of each Calendar Year and set up and maintain property accountability records of all identifiable Facility property and equipment. Operator shall maintain and keep these records up to date.


          10. Operator shall schedule and be responsible for all maintenance after Facility Turnover. Operator shall prepare as part of the Operating Plan a description and schedule of operations, maintenance, major inspections, and overhauls for the coming Calendar Year, such description and schedule to be on a monthly basis and in such detail as Owner reasonably requests. Operator shall notify Owner of planned inspections, maintenance, and repairs requiring shutdowns of major equipment. Operator shall use its best efforts to schedule all outages and maintenance shutdowns to minimize both revenue loss and costs to Owner and to maximize coordination with Penelec. In each case, such scheduling shall be consistent with the requirements of the Power Purchase Agreement and Steam Sales Agreement. As part of the foregoing activities, Operator shall develop a computer based Facility specific maintenance management program that shall include preventive and minor maintenance procedures integrating vendor, manufacturer and Construction

          Contractor recommendations and Operator's experience. This program shall include a schedule of maintenance not less frequent than that recommended by vendors or manufacturers, unless otherwise mutually agreed; and a maintenance schedule for planned periodic maintenance which requires a partial or total Facility outage.

          l1. Operator shall immediately notify Owner of emergencies or unplanned maintenance resulting or which may result, in shutdowns or interruption of services, and keep Owner informed of progress in restoring the Facility to normal operations.

          12. Operator shall set up, equip and maintain the on-site maintenance shop. Operator shall schedule and be responsible for machine tool work. Operator shall obtain rental heavy equipment necessary for heavy lifting needed for inspections or repairs when required.

          13. Operator shall plan and schedule major repairs and annual inspections allowing sufficient lead time to arrange necessary permits/approvals, materials, and manpower.

          14. Operator shall develop and implement safety and fire prevention measures and programs. Operator shall train employees in safety and fire prevention, and shall maintain fire sprinkler system and portable fire extinguishers.

          15. Operator shall develop and implement security measures and procedures for the Facility.

          16. Operator shall maintain a clean and presentable Facility including all grounds and landscaping.

          17. Operator shall assist the Owner in updating and maintaining in effect at all times all permits, licenses and approvals required to be maintained by Owner to operate the Facility. However, Owner shall be responsible for obtaining and maintaining all operating permits required for the Facility.

          18. Operator shall establish and maintain an effective communication system on site between and among operators, supervisors and Penelec, as required by the Power Purchase Agreement.

          19. Operator shall utilize information supplied by Owner to optimize the use of Acceptable Fuel and auxiliary fuel subject to limitations based on applicable permits, prudent operating practices, equipment warranty limitations, and maintenance requirements.

          20. In accordance with the procedures set forth in the O&M Manual, Operator shall monitor and record the steam and electricity output of the Facility and provide all data, as specified by Owner. The parties agree to incorporate into the operating procedures and plans those provisions of the Steam Sales Agreement, the Power Purchase Agreement and amendments thereto, and all applicable permits, which relate to the operation and maintenance of the Facility.

          21. Operator shall review the Contractor recommended spare parts lists and make a recommendation to Owner for the purchase of spare parts. Owner's spare parts budget is one million two hundred thousand dollars ($1,200,000). Upon approval by Owner, Contractor shall purchase, and Operator shall receive, an inventory of spare parts at the Facility. Operator shall issue to Contractor, from the initial spare parts supply, those parts the Contractor requires for start-up. Operator shall reorder such spare parts if Contractor does not do so. Operator shall maintain a record of parts and the cost of parts drawn by Contractor during start-up. At Owner's cost, Operator shall cooperate with Contractor in obtaining use of the Facility for storing spare parts prior to Facility Turnover.

          22. Operator shall make recommendations to Owner concerning the purchase of office, shop, maintenance and other furnishings and equipment. Upon approval by Owner, Operator shall purchase, receive, inventory and install such furnishings and equipment at Owner's cost.

          23. Operator shall provide additional or special Services as Owner may request from time to time subject to appropriate adjustment to Operator's Budget.

                                   EXHIBIT B

                           COMPENSATION AND PAYMENT
                           ------------------------



     For the performance of the Services, Owner shall pay Operator, in the manner and at the times herein specified, the Recoverable Costs, a Base Fee, a Bonus Fee, an Employee Incentive Payment and an Employee Safety Bonus.

     1.  Recoverable Costs
         -----------------

         Owner shall reimburse Operator for all Recoverable Costs incurred in the performance of the Services and in accordance with the current revision of Operator's established policies, practices and rates then in effect. In accordance with Articles V and XI, such costs and expenses generally include, but are not limited to, the following:

     1.1 Payroll and Related Personnel Costs
         -----------------------------------

         (i) Payroll costs and related expenses incurred by Operator for home office employees in accordance with its established personnel policies, including all salaries and wages of personnel engaged in the performance of the Services and Operator's then current established rate for payroll additives. Prior to the commencement of each Calendar Year, Operator shall notify Owner of its established rate for payroll additives for personnel for the following Calendar Year. Operator's established rate for payroll additives is intended to cover all employee benefits and allowances for vacation, sick leave, holidays, company portion of employee insurance, social and retirement benefits, and payroll taxes, premiums for public liability and property damage liability insurance, Workers' Compensation and Employer's Liability Insurance, and any other insurance premiums measured by payroll costs, and other employee contributions and benefits imposed by any applicable law or regulation.

         (ii) Payroll costs and related expenses incurred by Operator for employees assigned to the Facility site in accordance with its established personnel policies, including all salaries, wages and Employee Performance Incentives of personnel involved directly in the performance of the Services, and all employee benefits and allowances for vacation, sick leave, holidays, and company portion of employee insurance, social and retirement benefits at Operator's established rates and all payroll taxes, Worker's Compensation and Employer's Liability Insurance and all other insurance premiums measured by payroll costs, and other contributions and benefits imposed by any applicable law or regulation.

         (iii) Actual payroll costs as set forth in (i) above incurred by Operator's affiliates engaged in the performance of the Services.

     1.2 Allowance for Indirect Costs
         ----------------------------

         An allowance for indirect costs in an amount equal to fifty-five percent (55%) of Operator's payroll and related personnel costs described in Paragraph 1.1(i) and 1.1(iii) above for personnel not permanently assigned to the Facility, and ten percent (10%) of Operator's payroll and related personnel costs described in Paragraph 1.1(ii) above for personnel permanently assigned to the Facility.

     1.3 Other Direct Costs and Rates
         ----------------------------

         All other costs and rates incurred in the performance of the Services, including such costs and rates as:

         (i) Actual costs incurred or reimbursed to employees for travel and subsistence of personnel engaged in the performance of the Services.

         (ii) The cost of all materials, spare parts, tools, special tools, equipment, consumables and supplies used or consumed in the performance of the Services.

         (iii) The cost of new equipment to be installed in the Facility as recommended by Operator and approved by Owner.

         (iv) Costs of computer usage and data or word processing, including costs of related operator time and use of Operator's standard programs at Operator's established rates.

         (v) Telephone costs for calls originating from offices equipped with Centrex type system at Operator's established rates for such offices; all other communication costs at cost.

         (vi) All costs associated with consultants, subcontracts, and other outside services.

         (vii) All federal, state and local taxes, and all excises and licenses, excepting only net income taxes.

         (viii) The cost of insurance premiums for insurance policies maintained by Operator pursuant to Section 9.1 of this Agreement, and any deductibles under any insurance carried by or on behalf of Operator or Owner.

         (ix) All costs associated with records management, including but not limited to preparation of materials, equipment, micro reproduction and operator time at Operator's established rates.

         (x) Any and all other Recoverable Costs identified in the Operator's Budget incurred by Operator related to the performance of the Services.

         All rates referenced in subparagraphs (iv), (v) and (ix) of this paragraph 1.3 shall be subject to adjustment in accordance with Operator's established policies and procedures.

     1.4 Manner and Times of Payment of Recoverable Costs.
         ------------------------------------------------

         On or within fifteen (15) calendar days before the last day of each calendar month, Operator shall prepare and submit to Owner an estimate for the Recoverable Costs to be incurred during the subsequent calendar month (or portion thereof). Owner shall pay to Operator the estimated amount within fifteen (15) calendar days after receipt of Operator's invoice (the "Due Date"). As soon as practicable after the end of each calendar month (or portion thereof), but in no event later than fifteen days, the actual cost for all Recoverable Costs during the previous month shall be compared to the estimated amount paid for such month. If such estimated amount is greater than the actual cost for Recoverable Costs, the difference shall be credited to the Owner (i.e., deducted from amounts payable by Owner) in the next estimate for Recoverable Costs to be paid by Owner. If such estimated amount is less than the actual cost for Recoverable Costs, the difference shall be credited to the Operator (i.e., added to amounts payable by Owner) in the next estimate for Recoverable Costs to be paid by Owner. Operator shall document all such reconciliations in writing, and shall provide Owner with copies thereof. Amounts owed to Operator more than thirty (30) days beyond the Due Date shall accrue interest each day such invoice is not paid from the Due Date at the lesser of (i) a rate equal to one and one-half percent (1.5%) above the reference rate quoted to substantial commercial borrowers on ninety-day loans by National Westminster Bank PLC, each day such interest accrues, or (ii) the maximum rate permitted by applicable law.

     2. Base Fee, Bonus Fee, Employee Incentive Payment and Employee Safety
        -------------------------------------------------------------------
Bonus. Owner shall pay to Operator a Base Fee, a Bonus Fee, an Employee
-----
Incentive Payment and an Employee Safety Bonus, as follows:

         2.1 Base Fee. Owner shall pay to Operator a Base Fee of $500,000 per
             --------
Contract Year. The Base Fee shall begin to accrue upon Facility Turnover by Contractor. Fifty percent (50%) of the Base Fee shall be earned and paid on a monthly basis, which payment shall not be subordinated nor governed by Section
2.6 of this Exhibit B. The remaining fifty percent (50%) of the Base Fee shall be earned on a monthly basis and subordinated and paid on an annual basis in accordance with Section 2.6 of this Exhibit B.

         2.2 Bonus Fee. Following Final Completion, Owner shall pay to Operator
             ---------
a Bonus Fee depending on the Net Total Capacity Factor achieved for the Contract Year. The Bonus Fee shall be linearly variable such that the amount is zero (0) when the Net Total Capacity Factor is eighty-five percent (85%) for the Contract Year in which the Bonus Fee is computed, and shall be $50,000 for each percentage of Net Total Capacity Factor above eighty-five percent (85%), or $50,000 X (Net Total Capacity Factor - 85) for the Contract Year in which the Bonus Fee is computed. The Bonus Fee shall be earned and paid on an annual basis and shall not be subordinated nor governed by Section 2.6 of this Exhibit B.

         2.3 Employee Incentive Payment. Following Final Completion, Owner shall
             --------------------------
pay to Operator an Employee Incentive Payment for each Contract year, depending on the Net Total Capacity Factor achieved for that Contract Year. When the Net Total Capacity Factor for the Contract Year is greater than eighty percent (80%) for the Contract Year in which the Employee Incentive Payment is calculated, the Employee Incentive Payment shall be linearly variable, such that the amount is zero (0) when Net Total Capacity Factor is eighty percent (80%) for such Contract Year and will be $17,000 for each percent of Net Total Capacity Factor above eighty percent or $17,000 X (Net Total Capacity Factor - 80). Payment of that portion (if any) of the Employee Incentive Payment based on Net Total Capacity Factor ranging from and including eighty-one percent (81%) up to and including eighty-five percent (85%) for the Contract Year in which the Employee Incentive Payment is computed shall be subordinated and paid on an annual basis in accordance with Section 2.6 of this Exhibit B. Payment of that portion (if any) of the Employee Incentive Payment based on the Net Total Capacity Factor exceeding eighty-five percent (85%) for the Contract Year in which the Employee Incentive Payment is computed shall not be subordinated nor governed by Section
2.6 of this Exhibit B.

         2.4 Employee Safety Bonus. Following Final Completion, Owner shall pay
             ---------------------
Operator an Employee Safety Bonus of $25,000 for each Calendar Year of operation without a lost work day because of an accident. For each lost work day resulting from an accident during such Calendar Year, the Employee Safety Bonus shall be reduced as follows: (x) by $15,000 if there is one lost work day resulting from an accident; (y) by an additional $5,000 if there is a second lost work day resulting from an accident; and (z) by an additional $5,000 if there is a third or more lost work days resulting from an accident. The Employee Safety Bonus shall be earned and paid on an annual basis and shall not be subordinated, except that if the Net Total Capacity Factor is equal to or less than eighty-five percent (85%) for the Calendar Year in which an Employee Safety Bonus is computed, such bonus shall be paid and subordinated in accordance with
Section 2.6 of this Agreement. Any reductions of the Employee Safety Bonus pursuant to clause (x), (y) or (z) of this Section 2.4 shall be escalated in accordance with Section 2.5 of this Exhibit B.

         2.5 Escalation of Base Fee, Bonus Fee, Employee Incentive Payments, and
             -------------------------------------------------------------------
Employee Safety Bonus. The Base Fee, Bonus Fee, Employee Incentive Payments and
---------------------
Employee Safety Bonus shall be escalated annually at the rate of five percent (5%) per year, so long as the Power Purchase Agreement provides for such rate of escalation. If, during any Contract Year, the Power Purchase Agreement does not provide for escalation at the rate of five percent (5%) per year, the Base Fee, Bonus Fee, Employee Incentive Payment and the Employee Safety Bonus shall be escalated annually based upon the Gross National Product Implicit Price Deflator ("GNP Deflator"), as published by the Bureau of Economic Analysis, United States Department of Commerce, or if the GNP Deflator is not published for any reason whatsoever, based upon another mutually acceptable index. If the GNP Deflator published in the month following Facility Turnover exceeds the GNP Deflator published during the previous November, using November 1990 for the first calculation (the "Base Index"), the Base Fee, Bonus Fee, Employee Incentive Payments and Employee Safety Bonus, as the case may be, shall be increased by an amount calculated as follows:

                    Increase = (Fee X Current Index ) - Fee
                                      -------------
                                       Base Index

     The computation under this Section 2.5 shall be made at the end of each Calendar Year (or portion thereof) during the term hereof, and the Base Fee, Bonus Fee Employee Incentive Payment, and Employee Safety Bonus, as the case may be, shall be immediately escalated.

         2.6 Subordination of Base Fee, Employee Incentive Payment and Employee
             ------------------------------------------------------------------
Safety Bonus. To the extent that the Base Fee under Section 2.1 of this Exhibit
------------
B, the Employee Incentive Payment under Section 2.3 of this Exhibit B, and the Employee Safety

Bonus under Section 2.4 of this Exhibit B are subordinated, such subordinated payments shall he made pursuant to the Disbursement and Security Agreement. All such subordinated Base Fees, Employee Incentive Payments and Employee Safety Bonuses shall earn interest at an annual rate equal to the lesser of (i) the reference or prime rate announced from time to time plus two percent or (ii) the maximum rate permitted by law. In the event that all or part of the Base Fees, Employee Incentive Payments and Employee Safety Bonuses are subordinated, Operator may at its own cost, audit Facility books and records in order to verify that Owner has subordinated such payments in accordance with the terms and conditions of this Section 2.6. Owner's obligation to pay subordinated Base Fees, Employee Incentive Payments and Employee Safety Bonuses shall he evidenced by a promissory note in substantially the form as that set forth in Exhibit H to this Agreement. Owner agrees that it shall not amend or alter the Disbursement and Security Agreement or the Reimbursement and Loan Agreement in any manner that may or will have an adverse affect on any past or future payment to Operator, without the prior written consent of Operator. In the event that Owner sells all or a substantial portion of the Facility in any manner whatsoever to a third party, all subordinated payments under this Section 2.6 whether or not evidenced by a promissory note shall become immediately due and payable. For purposes of this Section 2.6, a substantial portion of the Facility shall mean a majority of Facility assets or an interest in the Facility to the extent that the transferee of such interest must be found acceptable to the Agent and the Majority Banks under Section 10.02 of the Reimbursement and Loan Agreement.

         3. Liquidated Damages. If the Net Total Capacity Factor is less than
            ------------------
eight-five percent (85%) for a Contract Year Operator shall be liable for certain liquidated damages, and such amount shall be deducted from fees otherwise payable by Owner to Operator hereunder. In the event no such sums exist, Operator shall pay Owner the liquidated damages within thirty days after such penalty is calculated and a determination made that no sums exist against which the liquidated damages may be offset. Liquidated damages for a Contract Year shall be zero when the Net Total Capacity Factor is equal to or greater than eighty-five percent (85%) and shall be calculated at the rate of $50,000 for each percentage of Net Total Capacity Factor below eighty-five percent (85%); provided, however, that no additional liquidated damages beyond those incurred when the Net Total Capacity Factor is equal to eighty percent (80%) shall be paid until the Net Total Capacity Factor is less than seventy-five percent (75%). Liquidated Damages shall be escalated annually on the same basis as Base Fee. Notwithstanding anything to the contrary herein, Liquidated Damages shall not exceed the sum of Operator's Base Fee and Operator's share of Target Budget underruns earned and paid (in cash or by promissory note) for that Contract Year to Operator. To the extent Owner owes Operator any subordinated payments for previous years, whether or not evidenced by promissory notes, any liquidated damages shall be offset against such subordinated amounts, unless Owner has received insufficient Project Revenues with which to meet the requirements set forth in Section 11.08 of the Reimbursement and Loan Agreement for the Calendar Year in which such

Liquidated Damages are assessed. In the case of such shortfall, Operator will pay Liquidated Damages in cash equal to the lessor of the amount of such shortfall or the amount of the Liquidated Damages assessed Operator for such Calendar Year.

         3.1 No Liquidated Damages. If the Net Total Capacity Factor for a
             ---------------------
Contract Year is less than eighty percent (80%), Operator shall not be subject to any additional liquidated damages under the foregoing Section 3.0 if such liquidated damages result from any of the following:

         (i) Any act or omission that is committed or omitted, as the case may be, solely upon the recommendation of the Owner, its employees, agents, or operators (other than the Operator under this Agreement, its employees, agents or subcontractors).

         (ii) The reduction, curtailment or termination of electricity production below the Facility's rated capacity as a result of equipment failure, loss attributable to items under warranty or demonstrated system design deficiencies; unless such reduction, curtanent or termination due to equipment failure or loss attributable to items under warranty was caused by the negligence or willful misconduct of the Operator.

         (iii) Planned Outages which reduce the Net Total Capacity Factor to less than 75%.

         (iv) The Owner's reduction, curtailment or termination of electricity production below the Facility's rated capacity for any reason whatsoever, including the failure of Penelec to accept electricity for any reason other than reasons due to the negligence or willful misconduct of Operator.

         (v)    The occurrence of a Force Majeure event.

         (vi) The Owner's failure to supply Acceptable Fuel or Acceptable Limestone to the Facility in sufficient quantities to operate the Facility; provided, however, that (x) Operator advised Owner in a timely manner of the need to supply such Acceptable Fuel or Acceptable Limestone and (y) the lack of sufficient quantities of such Acceptable Fuel or Acceptable Limestone is not the result of Operator's failure to operate and maintain the Facility in accordance with the terms and conditions of this Agreement.

         (vii) Lack of spare parts which Operator has recommended in accordance with the standards set forth in Section 13.2 of this Agreement but which Owner declined to purchase and which caused a reduction in the Net Total Capacity Factor.

     4. Calculation of Net Total Capacity Factor. The Net Total Capacity Factor
        ----------------------------------------
shall be the kilowatt hours of electricity actually sold to Penelec divided by the kilowatt hours of electricity that would have been sold to Penelec if the Facility had been one hundred percent available at one hundred percent capacity, as determined below, expressed as a percentage:

     Net Total
     Capacity Factor = MWH sold to Penelec during the Calendar Year
                       --------------------------------------------   x 100
                       Net MW x Period Hours during the Calendar Year

     Where:

     a. Net MW = MW at actual demonstrated Net Electrical Output as defined in Appendix E, Part I, Section 8.0 of the Construction Contract less transmission line losses.

     b.  Period Hours = Full Calendar Year (8760 hours).

Transmission line losses will be the electrical power loss between the high side of the Facility transformer and the Penelec meter located at Penelec's Eclipse Substation, which meter will be used by Penelec to measure the delivery of electricity by Owner to Penelec at the Delivery Point, as defined in the Power Purchase Agreement. Owner and Operator agree to periodically adjust Net MW, when warranted, for such factors as seasonal variations, design changes, station auxiliaries, steam extraction and equipment degradation, in accordance with procedures to be set forth in the O&M Manual. As soon as practicable after the first day of each Contract Year, the Net Total Capacity Factor for the previous Contract Year shall be calculated.

     5. Target Budget. Prior to Facility Turnover, and as part of Operator's
        -------------
Budget, Owner and Operator shall agree upon a Target Budget, which comprises all items that are Recoverable Costs subject to overrun and underrun sharing. Commencing with Facility Turnover, Operator shall share in one-half (1/2) of the annual Target Budget over/under run, except to the extent that Owner and Operator agree in writing that such over/under run shall be exempt from sharing; provided, however, that such sharing shall not apply to any portion of a calendar year that covers the period prior to Facility Turnover. The Target Budget overrun or underrun shall take into account any amounts of the contingency account used for Target Budget items as set forth in Section

11.2 of the Agreement. There shall be included in the Target Budget a deadband equal to five percent (5%) of the aggregate sum of the Target Budget items. The Target Budget shall exclude utilities, boiler chemicals, mobile equipment, consumables, fuel oil, Acceptable Fuel, other fuels, Acceptable Limestone, cooling tower chemicals, demineralizer resins, Major Maintenance, spare parts, ash disposal, costs associated with subsequent operator training under Section
4.3 of the Agreement, and such other items as the parties may mutually agree upon from time to time. In the event of a termination of this Agreement, the overrun/underrun determination shall be made pro rata up to the end of the month preceding the effective date of termination.

     6. Payment of Fees. On or before the fifteenth (15th) day of each month,
        ---------------
Owner shall pay to Operator one-twenty-fourth (1/24) of $500,000 Base Fee (pro-rated for any portion of a month) for Services provided during the previous month. On or as soon as practicable after the first day of each Contract Year, Operator shall prepare and submit to Owner an Operator's invoice covering the amount of the remaining Base Fee, Bonus Fee, Employee Incentive Payments and Employee Safety Bonus, to the extent each such payment is payable to Operator for the previous Contract Year, or portion thereof. Owner shall pay to Operator the amount shown to be due within thirty (30) days after receipt of the invoice (the "Due Date"). Should Owner dispute any portion of any statement, the Owner shall pay the undisputed portion of the statement within the time stated above, and at the same time, advise Operator in writing of the disputed portion. Amounts owed to Operator more than thirty (30) days beyond the Due Date shall accrue interest each day such invoice is not paid from the Due Date at the lesser of (i) a rate equal to one and one-half percent (1.5%) above the reference rate quoted to substantial commercial borrowers on ninety-day loans by Lender each day such interest accrues or (ii) the maximum rate permitted by applicable law. If a disputed amount is improperly withheld, such amount shall bear interest from the Due Date until such amount is paid, with interest to be calculated at the rate set forth in this Section 7.

                                    EXHIBIT C

                          PREOPERATIONAL PHASE-IN PLAN
                          ----------------------------

Introduction
------------

The purpose of the Preoperational Phase-In Plan is to delineate the responsibilities of the Operator under this Agreement prior to Facility Turnover of the Facility. Operator's role prior to Facility Turnover is that of preparing itself for assumption of operating responsibility over the Facility at Facility Turnover and supporting the operation of the Facility during testing and start-up. This preparation consists of assembling a management team and a crew of experienced operating and maintenance personnel, familiarizing such personnel with the site-specific features of the Facility, preparation of the O&M Manual for the Facility, preparation of a computerized operation and maintenance database, development of the Operator's Budget for the Facility, and taking such other steps as are necessary to assemble an independent operation and maintenance organization for the Facility. In addition to retaining care, custody and control of the Facility until Facility Turnover, and in addition to full responsibility for start-up and testing of the Facility, Contractor's responsibilities during Preoperational Phase-In include interfacing with the Operator in several areas, such as instructing Operator's operating personnel in start-up procedures for the Facility and preparation of various items of Facility documentation in a form reasonably acceptable to the Operator.

A final Preoperational Phase-in Plan shall be submitted to Owner by Operator eighteen (18) months prior to Facility Turnover to be approved by Owner in accordance with Section 3.4. The Operator's on-site activities shall commence approximately fifteen (15) months prior to the scheduled date of Facility Turnover, as designated by Owner and agreed to by Operator.

The Operator's organizational chart for staffing the onsite O&M organization is shown in Figure C-I. The Operator's mobilization plan is set forth below. Relative dates for energization and turbine roll are based on the Startup schedule provided by the Contractor.

Pre-Mobilization: A certain amount of Operator home office O&M work must be
----------------
performed after contract award but prior to establishing a permanent onsite presence. During this pre-mobilization period, Operator will participate in project planning and coordination meetings with the Owner and with other contractors, review and make input to the plant design as regards operability and maintainability and select and nominate the Plant Manager and other key personnel.

Months 15-14: During the initial month onsite, the Plant Manager will arrange
------------
the installation of temporary accommodations and facilities for his key staff, hire local secretarial assistance and establish a working relationship with Owner's and Contractor's personnel. The next month will be dedicated primarily to initial development of the O&M Manual, utility operating procedures and compliance plan procedures by the key staff. Preliminary details of the formal O&M training program will be coordinated. Detailed purchase requisitions may also be issued for certain permanent equipment, tools, materials and furnishings to be delivered later. Spare parts recommendations will commence and continue. Initial operating staff employment announcements and advertising will be made.

Months 13-12: These 2 months will be devoted primarily to interviews, hiring and
------------
assisting in relocations for some 25 additional staff expected to come on board by the beginning of Month 11. The Plant Engineer will finalize the training program arrangements and begin work to organize preparation of system operating procedures. The office automation programs will begin going into effect during this period.

Months 11-5: At least the first 3 of these 7 months will be devoted to the
-----------
formal onsite training program furnished by the Contractor. Energization of the permanent electrical systems by Startup is indicated at Month 9. After Month 9, having completed the formal training, the O&M technicians will become increasingly involved in startup activities. To the extent that operators are not fully occupied in startup, they will be writing the system operating procedures, or will be receiving additional training.

Months 4-1: The Operator expects to begin providing 24-hour operational coverage
----------
for the facility about 4 or 5 months prior to commercial operation. A shift schedule will go into effect at that time. Key staff will continue development and finalization of the Plant Manual; completion of the Mainsaver maintenance program; setup of the shop and warehouse; parts inventory with the Contractor; development and finalization of the first year operating plan and budget; and establishment of standing contracts for materials, supplies, consumables and services.

                                                                      Figure C-1


                               O&M Organization
                          Scrubgrass 80 MW CFB Cogen

                                ---------------
                                 Plant Manager         49 Onsite Staff
                                ---------------        ---------------
---------------------------------------------------------------------------------------------------
 Shift Supervisor  5          Plant Engineer            Maintenance Mgr             Office Manager
------------------ -         ----------------          -----------------           ----------------
        Control Rm Opr  5               Chem Tech                Planner/Schedlr             Accountant
        --------------  -               ----------               ---------------             ----------

        Sr Plant Opr    4                                        I&C Tech     3              Matls Coordinator
        -------------   -                                        -----------  -              ------------------

        Plant Opr       4                                        Mechanic     5              Warehouseman
        -------------   -                                        -----------  -              ------------

        Raw Water Opr   2                                        Electrician  2              Secretary
        -------------   -                                        -----------  -              ---------

        Ash Load                                                 Utilityman   2
        Uti'man         2                                        -----------  -
        -------------   -

        Coal Opr        4
        -------------   -


                                   EXHIBIT D

                                ACCEPTABLE FUEL
                                ---------------

Owner shall be responsible for supply, delivery and unloading of Acceptable Fuel into the truck dump of the Facility. The bituminous coal waste which comprises Acceptable Fuel consists of coarse, lower moisture coal waste and fine, higher moisture waste. The coal waste must meet the following specifications to be Acceptable Fuel:

                                 Coarse              Fine
                                 ------              ----
Moisture Content                 Maximum 7%*         Maximum 18%
Size Range                       Maximum 2 1/2"      Maximum 20% below 100 mesh
Hardgrove Grindability           Minimum 55          Not Applicable

* The Moisture limit for coarse coal waste applies when both coarse and fine coal waste is being utilized. If only coarse coal waste is being utilized, the moisture content shall be a maximum of 10%.

The other properties of the as-delivered coal waste shall be controlled by the Owner such that, when the coal waste is blended within the capabilities of the coal handling equipment of the Facility, the other properties will fall within the ranges given below.

                                 Minimum             Maximum
                                 -------             -------
Sulfur Content (%)                   1.8                 3.5
Ash Content (%)                     30                  55
Heating Value (HHV in Btu/Lb)    5,000               9,000


Blending of the Acceptable Fuel within the capabilities of the Facility coal handling equipment shall be the responsibility of the Operator. The goal of the Operator shall be to achieve maximum boiler efficiency by consistently delivering a uniform fuel which meets the analysis given below to the boiler. Towards that end, Operator shall diligently work with and advise the Owner concerning waste coal delivery and shall properly operate the coal handling equipment of the Facility.

Ultimate Analysis, Weight %
---------------------------
(Wet Basis)

Carbon                   37.30
Hydrogen                  2.50
Sulfur                    2.00
Nitrogen                  0.70
Oxygen                    6.00
Ash                      41.50
Moisture                 10.00
HHV (Btu/1b)             6,500

                                   EXHIBIT E

                              ACCEPTABLE LIMESTONE
                              --------------------

Owner shall be responsible for supply, delivery and unloading of limestone which meets the following specifications (Acceptable Limestone).

SPECIFICATIONS FOR UNCRUSHED LIMESTONE:
---------------------------------------

a.   Size: 1-3/4" X 0"

b.   Moisture:   Average 2%
                 Maximum 3%

c.   CaC0\3\:  Average 90%
                 Minimum 85%

d.   Reactivity: Average 44% TGA utilization


SPECIFICATIONS FOR PULVERIZED LIMESTONE:
----------------------------------------

a.   Type:       Amorphous

b.   Size Distribution:


     ASTM/U.S. Std. Mesh Size (microns)       Percent Passing
     ----------------------------------       ---------------
          4           (4,750)                       100

         20             (850)                       35-65

        100             (150)                       5-20


c.   Chemical Composition:

     Moisture                      Less than 1%

     Calcium Carbonate (CaC0\3\)     Average 90%; minimum 85%

d.   Reactivity:

     Calcium Utilization (U) will average 44 percent and be a minimum of 35 percent.

     Calcium Utilization (U) will be derived from thermogravimetric analysis
     (TGA) in accordance with the following calculation:

                            Ws - Wc
Calcium Utilization (U) = ------------
                             (Ws)th - Wc

where Ws = Sulfated 120-minute sample weight

      Wc = Calcined sample weight

and (Ws)th = Theoretical sulfated weight =

[1.36(% CaCo\\3\\) + 0.478 (% MgCO\\3\\) + (% inerts)] x [Wo/100]

                                   EXHIBIT F

               PERMITS, LICENSES AND OTHER GOVERNMENTAL APPROVALS
               --------------------------------------------------


1. Air Quality Plan Approval #61-306-001 issued on January 18, 1989 by the Commonwealth of Pennsylvania Department of Environmental Resources ("DER").

2.   Air Quality Plan Approval #61-305-003 issued on January 18,1989 by DER.

3.   Air Quality Plan Approval #61-399-005 issued on January 18,1989 by DER.

4.   Air Quality Plan Approval #61-399-006 issued on January 18, 1989 by DER.

5. Water Quality Management Part I NPDES Permit #PA 0103713 issued on January 18, 1989 by DER.

6. Planning Module for Land Development approved by DER on September 13, 1988 and by the Scrubgrass Township Board of Supervisors on July 13, 1988. 7. Earth Disturbance Permit No.6189802 issued on June 27, 1989 by DER.

8.   Residual Waste Beneficial Use Approval issued on August 25, 1989 by DER.

9. Waiver of permit requirement under Section 7(a) of Dam Safety and Encroachment Act to construct transmission Line issued on April 29, 1988 by DER.

10. License Agreement to Occupy Submerged Lands of the Commonwealth of Pennsylvania issued on March 2, 1989 by DER.

11. Waiver of Permit Requirement under Section 7(a) of the Dam Safety and Encroachment Act to construct a fifty-eight inch CM pipe culvert issued on February 13, 1989 by DER.

12. General Permit BDWM-GP-4; Intake and Outfall Structures issued April 1,1989 by DER.

13. November 19, 1980 determination from DEC that there are no endangered, threatened and status indeterminate species.

14. February 1, 1989, Pennsylvania Department of Transportation approval of construction as described Form 74601-1.

15. May 5, 1989 plan approval by the Pennsylvania Department of Labor and Industry, Bureau of Occupational and Industrial Safety.

16.  Department of the Army Permit No.88101, dated June 23, 1988.

17. U.S. Department of Agriculture notice of December 20,1988 of no objection to DER Permit E-61-132.

18. U.S. Department of Transportation (Federal Aviation Administration) Aeronautical Study Number 88-AEA-1998-OE, dated March 6, 1989.

19.  July 28, 1986 Notice of Qualifying Status.

20. July 17,1989 Venango County Planning Commission Subdivision Plan #34-89-27-F(2-1) Approval.

21. April 27, 1988 and September 2, 1988 and Opinion of Pennsylvania Public Utility Commission disclaiming jurisdiction over certain Facility activities.

                                    EXHIBIT G

                       PRELIMINARY ESTIMATE OF O&M BUDGET
                       ----------------------------------

                                (IN 1990 DOLLARS)


                                                                  $1000 (1990$)

TARGET BUDGET ITEMS:

         Site Payroll (Direct & Indirect Labor)                   $2418
         Home Office                                                100
         Administrative Expense                                     311
                                                                  -----
               Total Target Budget                                $2829


NON-TARGET BUDGET ITEMS:

        Mobile Equipment Lease/Maint./Fuel                        $ 200
        Routine Maintenance                                         320
        Bulk Chemicals/Lab Supplies                                 269
        Consumable, Spares, etc.                                    400
                                                                  -----
                 Total Non-Target Budget                          $1189



MAJOR MAINTENANCE FUND                                            $ 435

                                    EXHIBIT H

                             FORM OF PROMISSORY NOTE
                             -----------------------

Owner and Operator hereby agree that the following Form of Promissory Note shall be executed by Owner to evidence all subordinated payments under this Agreement. Subject to Section 2.6 of Exhibit B, Owner and Operator expressly acknowledge and agree that in the event payments under this Agreement for a Contract Year remain subordinated for a period of time greater than that reflected in the evidencing Promissory Note, Owner will execute a new Promissory Note for such subordinated payments; provided, however, that in the event Owner sells all or a substantial portion of the Facility in any manner whatsoever to a third party, then all outstanding Promissory Notes entered into pursuant to Section 2.6 of this Agreement shall be immediately due and payable. For purposes of this Exhibit H. a substantial portion of the Facility shall mean a majority of Facility assets or an interest in the Facility to the extent that the transferee of such interest must be found acceptable to the Agent and the Majority Banks under Section 10.02 of the Reimbursement and Loan Agreement.

                                ---------------

$ _____________                                                San Francisco, CA
                                                               ___________, 1991


FOR THE VALUE RECEIVED, the undersigned SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of BECHTEL POWER CORPORATION ("Creditor"), at SO Beale Street, San Francisco, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of _________ dollars ($____________). The unpaid balance of the principal amount shall be payable in accordance with the terms of that certain Disbursement and Security Agreement among Borrower, Buzzard Power Corporation, Bankers Trust Company and National Westminster Bank PLC' dated as of November 30,1990. Borrower also agrees to pay interest on the aggregate unpaid principal amount at a rate per annum equal to the lesser of (i) reference or prime rate announced from time to time by National Westminster Rank PLC plus two percent (2%), which rate shall change as such reference or prime rate changes or (ii) the maximum rate permitted by law.

This Note is the Promissory Note defined in and made pursuant to that certain Operation and Maintenance Agreement between Creditor and Borrower (the "0&M Agreement"), dated as of December 5,1990, as amended from time to time, and is subject to the terms and conditions of the O&M Agreement. If Borrower sells or transfers all or a substantial portion of the Facility (as defined in the O&M Agreement), all outstanding principal and interest shall be immediately due and payable to creditor. For purposes of this Promissory Note, a substantial portion of the Facility shall mean a majority of Facility assets or an interest in the Facility to the extent that the transferee of such interest must be found acceptable to the Agent and Majority Banks (Agent and Majority Banks being defined in the O&M Agreement) under Section 10.02 of that certain Reimbursement and Loan Agreement defined in the O&M Agreement.

All principal and all accrued and unpaid interest hereunder shall be completely due and payable on the date which is the earlier of (i) the date of termination of that certain Reimbursement and Loan Agreement (as defined in the O&M Agreement) or (ii) December 15,2008. All payments made on this Note 'hall be credited first, to interest due on the outstanding principal balance of this Note, and second, to the outstanding principal.

Borrower promises to pay the holder hereof all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by the bolder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right.

This Note shall be deemed to be made under and shall be construed in accordance with and governed by, the laws of the Commonwealth of Pennsylvania.

                               SCRUBGRASS GENERATING COMPANY, L.P.


                               a ____________________________limited partnership

                               By ____________________________a general partner

                                      By ____________________

                                      Its ______________________